EXHIBIT 10.88

                                CREDIT AGREEMENT

                               (TERM LOAN FUNDING)


                                 BY AND BETWEEN


                                  COBANK, ACB,

                      AS AGENT AND AS A SYNDICATION PARTY,


                                       AND


                 VILLAGE FARMS INTERNATIONAL FINANCE ASSOCIATION


                            DATED AS OF JUNE 24, 1997



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                                CREDIT AGREEMENT

                               (TERM LOAN FUNDING)

Village Farms International Finance Association
Loan No. T-2490

     THIS AGREEMENT ("Term Credit Agreement") is entered into as of the 24th day of June 1997, by and between COBANK, ACB ("CoBank") for its own benefit as a lender (in that capacity sometimes referred to as "CoBank") and, as Agent Bank for the benefit of the present and future Syndication Parties (in that capacity "Agent"), and VILLAGE FARMS INTERNATIONAL FINANCE ASSOCIATION, a Delaware corporation, whose address is 1811 Sardis Road North, Suite 207, Charlotte, NC 28270 ("Borrower").

ARTICLE 1. DEFINED TERMS

     As used in this Term Credit Agreement, the following terms shall have the meanings set forth below (and such meaning shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

     1.1 Activation: shall have the meaning set forth in Subsection 11.2.1.

     1.2 Activation Commitment: shall have the meaning set forth in Subsection 11.3.1.

     1.3 Activation Request: shall have the meaning set forth in Subsection 11.3.1.

     1.4 Additional Costs: shall have the meaning set forth in Section 17.12.

     1.5 Administrative Agent Fee: shall have the meaning set forth in Subsection 5.3.2.

     1.6 Advance: a disbursement of a portion of the Loan Proceeds.

     1.7 Advance Date: a day (which shall be a Business Day) on which an Advance of Loan Proceeds is made.

     1.8 Advance Payment: shall have the meaning set forth in Subsection 16.2.

     1.9 Advance Request: shall have the meaning set forth in Subsection 11.4.2 and shall include a Village Farms Advance Request unless the context requires otherwise.

     1.10 Aggregate Commitment: $50,000,000.00.

     1.11 APD: Agro Power Development, Inc.



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     1.12  Authorized  Officer:  shall have the meaning set forth in  Subsection
11.1.5.

     1.13 Availability Period: shall have the meaning set forth in Section 4.1.

     1.14 Bank Debt: all amounts owing under the Note, fees, Borrower's obligations to purchase CoBank Equity Interests, Funding Losses and all interest, expenses, charges and other amounts payable by Borrower pursuant to the Loan Documents.

     1.15 Base Rate: a rate of interest per annum equal to the "prime rate" as published from time to time in the Eastern Edition of the Wall Street Journal as the average prime lending rate for seventy-five percent (75%) of the United States' thirty (30) largest commercial banks, or if the Wall Street Journal shall cease publication or cease publishing the "prime rate" on a regular basis, such other regularly published average prime rate applicable to such commercial banks as is acceptable to Agent in its sole discretion, with such rate modified by adding the Base Rate Margin and subtracting the Equity Margin.

     1.16 Base Rate  Factor:  shall  have the  meaning  set forth in  Subsection
5.1.7.

     1.17 Base Rate Loans: shall have the meaning set forth in Section 5.1.1.

     1.18 Base Rate  Margin:  shall  have the  meaning  set forth in  Subsection
5.1.6.

     1.19 Base Rate Numerator: shall have the meaning set forth in Subsection 5.1.6.

     1.20 BDGCFR: shall have the meaning set forth in Subsection 5.1.4.

     1.21 Borrower Benefit Plan: shall have the meaning set forth in Section 10.12.

     1.22 Borrower Debt: the sum of the principal balance owed by Borrower under the Construction Facility and this Term Credit Agreement.

     1.23 Borrower Pension Plan: a Borrower Benefit Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA that is intended to satisfy the requirements of Section 401(a) of the Code.

     1.24 Business Day: any day (a) other than a Saturday or Sunday and other than a day which is a Federal legal holiday or a legal holiday for banks in the States of Colorado, New York, or North Carolina and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation of or conversion into, or a Fixed Rate Period for, a Fixed Rate Loan, or a notice by Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Fixed Rate

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Period,  on which dealings in U.S. Dollar deposits are carried out in the London interbank market.

     1.25  Calculation  Date:  shall have the  meaning  set forth in  Subsection
5.1.7.

     1.26 Cash Flow: for any measurement period, (a) cash received by an Underlying Term Loan Borrower (other than APD) from its operations, including cash received from the sale of vegetable produce, any other cash received from operations, and investment income received; (b) less the Underlying Term Loan Borrower's (i) operating and general administrative expenses (but excluding debt service payments on the Underlying Term Loan) and the management and marketing fees paid to the extent they are subordinated in the Underlying Term Loan Agreement, (ii) property, real estate, sales and excise taxes paid, (iii) necessary capital expenditures made, and (iv) Federal and state income taxes.

     1.27 Change in Law: shall have the meaning set forth in Subsection 5.2.2.

     1.28 Closing Date: that date on which Agent, Borrower and Guarantor have executed all Loan Documents and on which the conditions set forth in Section
11.1 of this Term Credit Agreement have been met.

     1.29 CoBank Equity Interests: shall have the meaning set forth in Article 8 hereof.

     1.30 Code: shall have the meaning set forth in Section 10.12.

     1.31 Collateral: shall have the meaning set forth in Section 9.1.

     1.32 Commitment Request: shall have the meaning set forth in Subsection 11.2.1.

     1.33 Compliance Certificate: a certificate of the chief financial officer of Borrower acceptable to Agent and in the form attached hereto as Exhibit 1.33.

     1.34 Construction Facility: the credit facility made available to Borrower pursuant to the Credit Agreement (Construction Loan Funding).

     1.35 Construction Lenders: the Syndication Parties under the Credit Agreement (Construction Loan Funding).

     1.36 Construction Loan Payout:. shall have the meaning set forth in Section 3.1.

     1.37  Construction  Loan  Purchase:.  shall have the  meaning  set forth in
Section 3.1.


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     1.38 Contributing  Syndication Parties: shall have the meaning set forth in
Section 16.4.

     1.39 Credit Agreement (Construction Loan Funding): means that agreement so titled dated June 24, 1997, by and between CoBank for its own benefit as a lender and as agent bank for the benefit of the present and future syndication parties as named or defined therein, and Borrower, wherein the lenders have agreed to lend to Borrower a specified sum of money for the purpose of enabling Borrower to make construction loans to eligible third parties to use for the purposes therein specified.

     1.40 Credit Agreement (Line of Credit Facility): means that agreement so titled dated June 24, 1997, by and between CoBank for its own benefit as a lender and as agent bank for the benefit of the present and future syndication parties as named or defined therein, and Borrower, wherein the lenders have agreed to make available to Borrower a line of credit facility in a specified sum for the purpose of enabling Borrower to make line of credit loans to eligible third parties to use for the purposes therein specified.

     1.41 Default Interest Rate: a rate of interest equal to 400 basis points in excess of the rate or rates of interest otherwise being charged on any Base Rate Loan, Quoted Rate Loan, or Fixed Rate Loan.

     1.42  Delinquency  Interest:  shall have the  meaning  set forth in Section
16.4.

     1.43 Delinquent Amount: shall have the meaning set forth in Section 16.4.

     1.44  Delinquent  Syndication  Party:  shall have the  meaning set forth in
Section 16.4.

     1.45 DSCR: The ratio for any Underlying Term Loan Borrower, calculated over the preceding four Quarters, of: (a) Cash Flow; (b) divided by principal, interest, and fees payable during the same period on the Underlying Term Loan made to such Underlying Term Loan Borrower.

     1.46 DSCR Report: shall have the meaning set forth in Subsection 5.1.7.

     1.47 DSCR Report Deadline: shall have the meaning set forth in Subsection 5.1.7.

     1.48  Environmental   Laws:  the  Comprehensive   Environmental   Response,
Compensation  and  Liability  Act  of  1980  as  amended,  42  U.S.C.  9601-9657
("CERCLA") and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901-6987 ("RCRA").

     1.49 Environmental Regulations: as defined in the definition of Hazardous Substances.



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     1.50 Equity: as determined in accordance with GAAP, plus Minority Interests
(as defined in accordance with GAAP).

     1.51 Equity Margin: shall have the meaning set forth in Subsection 5.1.4.

     1.52 Equity Margin Report: shall have the meaning set forth in Subsection 5.1.4.

     1.53 Equity Margin Report Deadline: shall have the meaning set forth in Subsection 5.1.4.

     1.54 Equity to NFI: the ratio, with respect to APD, of its Equity to its Net Fixed Investments.

     1.55 ERISA: shall have the meaning set forth in Section 10.12.

     1.56 Event of Default: shall have the meaning set forth in Section 15.1.

     1.57 Fair Market Value: a valuation as determined in a written appraisal from an MAI certified appraiser.

     1.58 Fixed Rate Loan: shall have the meaning set forth in Subsection 5.1.2.

     1.59 Fixed Rate Period: the period of time, commencing on a Business Day and continuing to the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, or, with the consent of all Syndication Parties, twelfth month, as designated by Borrower in accordance with Subsection 5.1.2, hereof; provided, however (a) if a Fixed Rate Period commences on the last business Day of a calendar month or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month, such Fixed Rate Period shall end on the last Business Day of the appropriate calendar month; (b) if a Fixed Rate Period would end on a day which is not a Business Day, such Fixed Rate Period shall be extended to the next Business Day, unless such Business Day would fall in the next calendar month, in which case such Fixed Rate Period shall end on the immediately preceding Business Day; and (c) no Fixed Rate Period may extend beyond the Maturity Date.

     1.60 Fixed Rate Request: shall have the meaning set forth in Subsection 5.1.2.

     1.61 Funding Losses: shall have the meaning set forth in Subsection 7.1.3.

     1.62 GAAP: generally accepted accounting principles in the United States of America, applied consistently, as in effect from time to time.

     1.63 Greenhouse Facility: a facility for the planting, growing and harvesting of vegetables and/or fruits owned by an Underlying Construction Loan Borrower or an Underlying Term Loan Borrower.



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     1.64 Guarantor: APD.

     1.65 Guarantor Cash Flow: cash received by APD during the most recently completed four Quarters on account of its equity interests in the Underlying Borrowers or from other investments permitted by the Loan Documents.

     1.66 Guarantor Collateral: shall have the meaning set forth in Section 9.2.

     1.67 Guarantor Security Documents: the security agreement, pledge agreement and/or other security documents executed by Guarantor in favor of Agent and the present and future Syndication Parties to secure Guarantor's performance of its obligations under the Guaranty with a first lien on all of Guarantor's assets.

     1.68 Guaranty: the guaranty, in form and substance satisfactory to Agent, to be executed by Guarantor in favor of Agent, as in effect on the date hereof and as hereafter amended.

     1.69 Hazardous Substances: dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Laws or any other federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating thereto ("Environmental Regulations"), and also including urea formaldehyde, polychlorinated biphenyls, asbestos, asbestos-containing materials, nuclear fuel or waste, and petroleum products, or any other waste, material, substances, pollutant or contaminant which would subject an owner of property to any damages, penalties or liabilities under any applicable Environmental Regulations.

     1.70  Indemnified  Agency  Parties:  shall  have the  meaning  set forth in
Section 16.19.

     1.71 Indemnified Parties: shall have the meaning set forth in Section 14.1.

     1.72 Intercreditor Agreement: that agreement so titled dated June 24, 1997, by and between CoBank for its own benefit as a lender and as agent for the benefit of the present and future syndication parties as named or defined therein, Borrower, and Guarantor.

     1.73 Leasehold Assignment & Consent: the Leasehold Assignment and Consent, in form and substance satisfactory to Agent.

     1.74 LIBO Rate: the rate for deposits in U.S. dollars, with maturities comparable to the selected Fixed Rate Period that appears on the display designated as Page "3750" of the Telerate Service (or such other Page as may replace the 3750 Page of that service or, if the Telerate Service shall cease displaying such rates, as published by such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London Interbank Offered Rates for U.S. Dollar deposits),



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determined as of 1:00 p.m.  (Eastern  Standard  Time) two Business Days prior to the commencement of such Fixed Rate Period, reserve adjusted basis for Regulation D, with such rate modified by adding the LIBO/Quoted Rate Margin and subtracting the Equity Margin.

     1.75 LIBO/Quoted Rate Factor: shall have the meaning set forth in Subsection 5.1.7.

     1.76 LIBO/Quoted Rate Margin: shall have the meaning set forth in Subsection 5.1.5.

     1.77 LIBO Rate Numerator: shall have the meaning set forth in Subsection 5.1.5.

     1.78 Licensing Laws: shall have the meaning set forth in Section 10.5.

     1.79 Line of Credit Facility: means the credit facility made available to Borrower pursuant to the Credit Agreement (Line of Credit Facility).

     1.80 Loan: shall have the meaning set forth in Section 2.1.

     1.81 Loan Advance Amount: shall have the meaning set forth in Section 16.3.

     1.82 Loan Documents: this Term Credit Agreement, the Notes, the Security Documents, the Guaranty, the Guarantor Security Documents, and other documents required to grant to Agent, for the benefit of the Syndication Parties, a perfected security interest in the Collateral and in the Guarantor Collateral.

     1.83 Loan Proceeds: shall have the meaning set forth in Section 3.1.

     1.84 Majority Lenders: shall have the meaning set forth in Section 16.8.

     1.85 Material Adverse Effect: means: (a) a material adverse effect on the financial condition, results of operation, business or property of Borrower; (b) a material adverse effect on the ability of Borrower to perform its obligations under this Term Credit Agreement and the other Loan Documents; or (c) a material adverse effect upon the ability of Agent to enforce its rights and remedies under the Loan Documents.

     1.86  Material  Agreements:  shall  have the  meaning  set forth in Section
10.10.

     1.87 Maturity Date: July 31, 2010.

     1.88 Maximum Syndication Amount:

          For CoBank- $ 50,000,000.00

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     1.89 Net Fixed  Investments:  Total  Assets less  Current  Assets,  as such amounts are determined in accordance with GAAP.

     1.90 Note or Notes: the promissory  notes executed by Borrower  pursuant to
Section 6.1 hereof, and all amendments, renewals, substitutions and extensions thereof.

     1.91 Notice of Loan Advance: shall have the meaning set froth in Section 16.3.

     1.92 Organization Documents: in the case of a corporation, its articles or certificate of incorporation and bylaws; in the case of a partnership, its partnership agreement and certificate of limited partnership, if applicable; in the case of a limited liability company, its articles of organization and its operating agreement.

     1.93 Payment Account: shall have the meaning set forth in Section 16.10.

     1.94  Payment  Distribution:  shall have the  meaning  set forth in Section
16.10.

     1.95  Permitted  Encumbrance:  shall have the  meaning set forth in Section
10.3.

     1.96 Person: any individual, corporation, limited liability company, association, partnership, trust, organization, government, governmental agency, or other entity.

     1.97 Potential Default: any event, other than an event described in Section 15.1(a) hereof, which with the giving of notice or lapse of time, or both, would become an Event of Default.

     1.98 Preliminary Commitment: shall have the meaning set forth in Subsection 11.2.1.

     1.99 Quarter: the quarters of the calendar year commencing as of January 1, April 1, July 1 and October 1.

     1.100 Quoted Rate: the rate of interest equal to the Quoted Rate Index modified by adding the LIBO/Quoted Rate Margin and subtracting the Equity Margin.

     1.101 Quoted Rate Index: the fixed rate of interest determined and quoted by Agent in its sole and absolute discretion (but upon the approval of all the Syndication Parties) from time to time at the request of Borrower, which may not necessarily be the lowest rate at which any of the Syndication Parties loans funds at that time.

     1.102  Quoted Rate Loan:  shall have the  meaning  set forth in  Subsection
5.1.3.



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     1.103 Quoted Rate Period: the period of time,  commencing on a Business Day and continuing for any period of a minimum of five days to not later than the Maturity Date, as designated by Borrower in accordance with Subsection 5.1.3, hereof and as agreed to by Agent; provided, however, that no Quoted Rate Period may end on a day which is not a Business Day.

     1.104 Quoted Rate Request: shall have the meaning set forth in Subsection 5.1.3.

     1.105 Request for Preliminary Term Loan Commitment: shall have the meaning set forth in Subsection 11.2.1.

     1.106 Request for Term Loan Activation: shall have the meaning set forth in Subsection 11.3.1.

     1.107 Request for Underlying Term Loan Activation: shall have the meaning set forth in Subsection 11.2.1.

     1.108 Required License: shall have the meaning set forth in Section 10.11.

     1.109 Regular Payments: shall have the meaning set forth in Section 6.2.

     1.110 Regulatory Change: shall have the meaning set forth in Section 17.12.

     1.111 Security Documents: the security agreements, mortgages, deeds of trust, financing statements, pledge agreements, leasehold assignment and consents, assignments and/or other security documents executed by Borrower in favor of Agent, for the benefit of the Syndication Parties, to secure Borrower's performance of its obligations under the Notes and other Loan Documents with a first lien on all assets, real and personal, of Borrower, in form and substance acceptable to Agent.

     1.112 Successor Agent: such Person as may be appointed as successor to the rights and duties of Agent as provided in Section 16.8 of this Term Credit Agreement.

     1.113  Super  Majority:  shall  have the  meaning  set forth in  Subsection
11.3.2.

     1.114  Syndication  Interest:  shall have the  meaning set forth in Section
16.1.

     1.115 Syndication Parties: shall mean:

          CoBank in its role as such, but not in its role as Agent hereunder.

          Syndication Party #1:________________

          Syndication Party #2:________________



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and such  Persons as shall from time to time execute a  Syndication  Acquisition
Agreement substantially in the form of Exhibit 16.26 hereto signifying their election to purchase all or a portion of the Syndication Interest of any Syndication Party, in accordance with Section 16.26 hereof, and to become a Syndication Party hereunder.

     1.116  Syndication  Party Advance Date: shall have the meaning set forth in
Section 16.3.

     1.117 Syndication Share: shall mean:

          For CoBank - 100%

subject to adjustment (a) as provided in Section 16.4 hereof; and (b) for sales or transfers of Syndication Interests by any Syndication Party as provided in
Section 16.26 hereof.

     1.118 Title Commitments: shall have the meaning set forth in Subsection 11.1.2.

     1.119  Title  Insurers:  shall  have the  meaning  set forth in  Subsection
11.1.2.

     1.120  Title  Policies:  shall  have the  meaning  set forth in  Subsection
11.1.2.

     1.121 Transfer: shall have the meaning set forth in Section 16.26.

     1.122 12-Month DSCR: shall have the meaning set forth in Subsection 5.1.7.

     1.123 Underlying Borrowers: collectively, Underlying Term Loan Borrowers and Underlying Construction Loan Borrowers.

     1.124 Underlying Construction Lenders: means the Syndication Parties (as defined in the Credit Agreement (Construction Loan Funding)) who have made an Underlying Construction Loan.

     1.125 Underlying Construction Loan: means an Underlying Construction Loan as defined in the Credit Agreement (Construction Loan Funding).

     1.126 Underlying Construction Loan Borrowers: means each Person to whom Borrower has, at any time, made available an Underlying Construction Loan, which is then outstanding.

     1.127 Underlying Construction Loan Documents: all of the documents, including, without limitation, the loan agreement, promissory note(s), and security documents, executed in connection with an Underlying Construction Loan.



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     1.128 Underlying  Construction  Note: means the promissory note executed by an Underlying Construction Loan Borrower payable to the Underlying Construction Lenders in connection with an Underlying Construction Loan.

     1.129 Underlying Liens: shall have the meaning set forth in Subsection 12.2.12.

     1.130 Underlying Term Loan: (a) a loan made hereunder to fund a Construction Loan Payout, (b) an Underlying Construction Loan upon its acquisition by Borrower with the proceeds of an Advance hereunder, and (c) the Village Farms Term Loan upon its acquisition by Borrower with the proceeds of an Advance hereunder.

     1.131 Underlying Term Loan Borrower: the borrower under an Underlying Term Loan, including an Underlying Construction Loan Borrower upon acquisition of its Underlying Construction Loan by Borrower with the proceeds of an Advance hereunder.

     1.132 Underlying Term Loan Documents: all of the documents, including, without limitation, the loan agreement, promissory note(s), and security documents, executed in connection with an Underlying Term Loan.

     1.133 Village Farms: Village Farms of Texas, L.P..

     1.134 Village Farms Advance Request: shall have the meaning set forth in Subsection 11.5.1.

     1.135 Village Farms Lenders: Farm Credit Bank of Texas and Texas Production Credit Association.

     1.136 Village Farms Term Loan: The Construction Loan (as defined therein) made to Village Farms pursuant to that Loan Agreement dated as of February 14, 1996 by and between Village Farms, as borrower, the Village Farms Lenders, as lenders, and CoBank, ACB, as Administrative Agent.

     1.137 Village Farms Term Loan Documents: all of the documents, including, without limitation, the loan agreement, promissory note(s), and security documents, executed in connection with an Underlying Term Loan.

     1.138 Wire Instructions: shall have the meaning set forth in Section 16.28.

ARTICLE 2. LOAN AMOUNT

     2.1 Loan. On the terms and conditions set forth in this Term Credit Agreement, the Syndication Parties agree, each as to their Syndication Share and to the extent of their Maximum Syndication Amount, to make a loan to Borrower in an amount up to the Aggregate Commitment (the "Loan").


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ARTICLE 3. PURPOSES

     3.1 Purpose. The proceeds of the Loan ("Loan Proceeds") may be used by Borrower only: (a) to fund a portion (to be determined on a case-by-case basis in Agent's sole discretion) of the costs of Borrower's purchase of one or more Underlying Construction Loans from the Underlying Construction Lenders ("Construction Loan Purchase") (upon the closing of any such purchase each such Underlying Construction Loan being referred to herein as an Underlying Term Loan and the borrower thereunder as an Underlying Term Loan Borrower); (b) to fund a loan to an Underlying Construction Loan Borrower to enable such Underlying Construction Loan Borrower to payoff a portion (to be determined on a case-by-case basis in Agent's sole discretion) of its Underlying Construction Loan from the Underlying Construction Lenders ("Construction Loan Payout") (upon the funding of any such Construction Loan Payout by the making of an Underlying Term Loan hereunder, the Underlying Construction Loan Borrower under the Underlying Construction Loan will become an Underlying Term Loan Borrower); (c) to fund an Underlying Term Loan Borrower's purchase of a fully constructed Greenhouse Facility; and (d) to fund Borrower's purchase of the Village Farms Term Loan, and Borrower agrees to use the Loan Proceeds for those purposes only.

ARTICLE 4. AVAILABILITY

     4.1 Availability. The Loan Proceeds will be made available to Borrower as soon as the applicable conditions set forth in Article 11 hereof have been satisfied and until the Maturity Date ("Availability Period"). Unless otherwise agreed, the Loan Proceeds will be made available on any Business Day during the Availability Period by wire transfer of immediately available funds in accordance with written wire transfer instructions to be furnished by Borrower on a form supplied by Agent. Amounts borrowed under the Loan and repaid may not be reborrowed.

ARTICLE 5.  INTEREST AND FEES

     5.1 Interest Calculation. Interest shall be calculated in one of the following ways on the actual number of days each Advance is outstanding on the basis of a year consisting of 360 days.

     5.1.1 Base Rate Option. Unless Borrower requests and receives a Fixed Rate Loan pursuant to Subsection 5.1.2 or a Quoted Rate Loan pursuant to Subsection 5.1.3, the outstanding principal balance under the Notes shall bear interest at the Base Rate ("Base Rate Loans").

     5.1.2 Fixed Rate Option. From time to time, and so long as no Event of Default has occurred and is continuing, at the request of Borrower ("Fixed Rate Request"), all or any part of the outstanding principal balance under the Notes may bear interest at the LIBO Rate ("Fixed Rate Loans"). The Fixed Rate Request must be made to Agent in writing on any Business Day and is effective as of the third

Business Day after the Fixed Rate Request is received if received by Agent no later than 12 noon Central Time or as of the fourth Business Day if received later than 12 noon Central Time. The Fixed Rate Request must specify the principal amount that is to bear interest at the LIBO Rate and the Fixed Rate Period selected by Borrower. Following the expiration of the Fixed Rate Period for any Fixed Rate Loan, interest shall automatically accrue at the Base Rate unless Borrower requests and receives another Fixed Rate Loan as provided in this Subsection 5.1.2. or a Quoted Rate Loan as provided in Subsection 5.1.3.

     5.1.3 Quoted Rate Option. From time to time, and so long as no Event of Default has occurred and is continuing, at the request of Borrower ("Quoted Rate Request"), all or any part of the outstanding principal balance under the Notes may bear interest at the Quoted Rate ("Quoted Rate Loans"). The Quoted Rate Request must made to Agent in writing on any Business Day and is effective as of the Business Day after the Quoted Rate Request is received if received by Agent no later than 12 noon Central Time or as of the second Business Day if received later than 12 noon Central Time. The Quoted Rate Request must specify the principal amount that is to bear interest at the Quoted Rate and the Quoted Rate Period selected by Borrower. Following the expiration of the Quoted Rate Period for any Quoted Rate Loan, interest shall automatically accrue at the Base Rate unless Borrower requests and receives another Quoted Rate Loan as provided in this Subsection 5.1.3 or a Fixed Rate Loan as provided in Subsection 5.1.2.

     5.1.4 Equity Margin. The "Equity Margin" shall be determined as of each June 30 and December 31 as provided in the table below (expressed in basis points) based on: (a) the ratio of Equity to NFI of APD, on a consolidated basis; and (b) the ratio of Borrower Debt to Guarantor Cash Flow ("BDGCFR"), as of such date:

                                  Equity to NFI
                                  -------------
                       less than 40              >|=40<50             50 or more
   BDGCFR
   ------
   >|= 8.0                 12.5                   25.0                   50.0
>|= 4.0 <8.0               25.0                   50.0                   62.5
    <4.0                   50.0                   62.5                   75.0

provided that the Equity Margin in effect for any period may never exceed the Base Rate Margin in effect for that same period.

On or before the last Business Day of each September and March ("Equity Margin Report Deadline"), commencing September of 1997, Borrower shall provide to Agent a statement, certified to by Borrower's chief financial officer, showing: (a) the Equity to NFI ratio of APD as of the preceding June 30 or December 31, as applicable, and showing the amounts of APD's Equity and APD's Net Fixed
Investments as of such date; and (b) the ratio of Borrower Debt to Guarantor Cash Flow as of the preceding June 30 or December 31, as applicable, and showing the amounts of Borrower Debt and amount of Guarantor Cash Flow as of such date ("Equity Margin Report"). The Equity Margin for the six month period commencing as of the November 1 or May 1 next succeeding such Equity Margin Report Deadline shall be based on the Equity to NFI ratio and BDGCFR shown in such Equity Margin Report (unless, and except to the extent, that the contents of the annual or quarterly financial statements received by Agent from Borrower pursuant to Subsections 12.2.1 or 12.2.2 hereof or from APD pursuant to the Guaranty produce different ratios). If the Equity Margin Report is not received by Agent by the Equity Margin Report Deadline, the Equity Margin for the period commencing on the following November 1 or May 1, as applicable, will be determined as though the BDGCFR upon which such Equity Margin is based is equal to 8.0.

     5.1.5 LIBO/Quoted Rate Margin. The "LIBO/Quoted Rate Margin" (expressed in terms of basis points) shall at any time be determined by: (a) adding the dollar amount of the LIBO Rate Numerator for each Underlying Term Loan Borrower as of any Calculation Date; and (b) dividing the sum thereof by the sum of the dollar amount of outstanding principal balance owing by all such Underlying Term Loan Borrowers under Underlying Term Loans as of such Calculation Date. The "LIBO Rate Numerator" for any Underlying Term Loan Borrower shall be determined by multiplying the LIBO/Quoted Rate Factor by the dollar amount of the entire principal balance owed (without regard to which interest option(s) is applicable to such balance) by such Underlying Term Loan Borrower under its Underlying Term Loan as of the Calculation Date.

     5.1.6 Base Rate Margin. The "Base Rate Margin" (expressed in terms of basis points) shall at any time be determined by: (a) adding the dollar amount of Base Rate Numerator for each Underlying Term Loan Borrower as of any Calculation Date and (b) dividing the sum thereof by the sum of the dollar amount of outstanding principal balance owing by all such Underlying Term Loan Borrowers under Underlying Term Loans as of such Calculation Date. The "Base Rate Numerator" for any Underlying Term Loan Borrower shall be determined by multiplying the Base Rate Factor by the dollar amount of the entire principal balance owed (without regard to which interest option(s) is applicable to such balance) by such Underlying Term Loan Borrower under its Underlying Term Loan as of the Calculation Date.

     5.1.7 LIBO/Quoted Rate Factor; Base Rate Factor. The "LIBO/Quoted Rate Factor" and the "Base Rate Factor" (each expressed in terms of basis points) are determined with respect to any Underlying Term Loan Borrower as provided below based upon the DSCR of such Underlying Term Loan Borrower over the preceding 12-month period ("12-Month DSCR") as of each June 30 and December 31 (each a "Calculation Date"); provided that the 12-Month DSCR for each Underlying Term Loan Borrower for the period prior to the availability of the first 12-Month DSCR shall be deemed to be less than 2.0:

                                   LIBO/QUOTED
 12-MONTH DSCR                     RATE FACTOR                 BASE RATE FACTOR
 -------------                     -----------                 ----------------
       >|= 3.5                         200                             0
 < 3.5 >|= 3.0                         250                            25
 < 3.0 >|= 2.5                         300                            50
 < 2.5 >|= 2.0                         325                            75
 < 2.0 >|= 1.5                         350                            100

On or before the last Business Day of each August and February ("DSCR Report Deadline"), commencing August of 1998, Borrower shall provide to Agent a statement, certified to by Borrower's chief financial officer, showing, as of the preceding Calculation Date: (a) the 12-Month DSCR for each Underlying Term Loan Borrower; (b) the Cash Flow for each Underlying Term Loan Borrower during the preceding six month period; (c) the amount of principal, interest, and fees payable during the preceding six month period by each Underlying Term Loan Borrower on its Underlying Term Loan; (d) the LIBO Rate Numerator for each Underlying Term Loan Borrower; (e) the LIBO/Quoted Rate Factor for each
Underlying Term Loan Borrower; (f) the principal balance owing by each Underlying Term Loan Borrower under its Underlying Term Loan; (g) the Base Rate Numerator for each Underlying Term Loan Borrower; (h) the Base Rate Factor for each Underlying Term Loan Borrower ; and (I) the total principal balance owed by all Underlying Term Loan Borrowers on their Underlying Term Loans ("DSCR Report"). The LIBO/Quoted Rate Margin and the Base Rate Margin for the six month period commencing as of the October 1 or April 1 next succeeding such DSCR Report Deadline shall be determined based on the information contained in such DSCR Report (unless, and except to the extent, that the contents of the annual or quarterly financial statements received by Agent from Borrower pursuant to Subsections 12.2.3 hereof produce different factors). If the DSCR Report is not received by Agent by the DSCR Report Deadline, the LIBO/Quoted Rate Factor and the Base Rate Factor for the period commencing on the following October 1 or April 1, as applicable, will be determined as though the 12-Month DSCR is equal to 1.5. The 12-Month DSCR for the period prior to June 30, 1998, shall be conclusively presumed to be equal to 1.5.

     5.1.8 Default Interest Rate. All Bank Debt shall, at the sole option of Agent, bear interest at the Default Interest Rate from and after the occurrence and during the continuance of an Event of Default. Upon the occurrence and during the continuance of an Event of Default or Potential Default, at the option of Agent, interest shall be payable upon demand by Agent, and in no event less frequently than monthly.

     5.2 Additional Provisions for Fixed Rate Loans.

     5.2.1 Inapplicability or Unavailability of LIBO Rate. If (a) Agent at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining the LIBO Rate, or (b) if any Syndication Party shall advise Agent that the LIBO Rate does not adequately and fairly reflect the cost to such Syndication

Party of funding its Syndication Share of any Fixed Rate Loan, then Agent shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Agent, then (a) no new Fixed Rate Loan may be requested by Borrower, and (b) any portion of the outstanding principal balance hereof which bears interest determined in relation to the LIBO Rate, shall, subsequent to the end of the Interest Period applicable thereto, bear interest at the Base Rate unless and until Borrower requests and receives a Quoted Rate Loan with respect to such amount.

     5.2.2 Change in Law; Fixed Rate Loan Unlawful. If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in Law") shall make it unlawful for any of the Syndication Parties to (a) advance its Syndication Share of any Fixed Rate Loan or (b) maintain its Syndication Share of all or any portion of the Fixed Rate Loans, each such Syndication Party shall promptly, by telephone or facsimile, notify Agent thereof, and of the reasons therefor and Agent shall promptly notify Borrower thereof and if the notice from such Syndication Party is in writing, Agent shall provide a copy of such notice to Borrower. In the former event, any obligation of any such Syndication Party to make available its Syndication Share of any future Fixed Rate Loan shall immediately be cancelled, and in the latter event, any such unlawful Fixed Rate Loans or portions thereof then outstanding shall be converted, at the option of such Syndication Party, to a Base Rate Loan unless and until Borrower requests and receives a Quoted Rate Loan with respect to such amount; provided, however, that if any such Change in Law shall permit the LIBO Rate to remain in effect until the expiration of the Fixed Rate Period applicable to any such unlawful Fixed Rate Loan, then such Fixed Rate Loan shall continue in effect until the expiration of such Fixed Rate Period. Upon the occurrence of any of the foregoing events, Borrower shall pay to Agent immediately upon demand such amounts as may be necessary to compensate any such Syndication Party for any fines, fees, charges, penalties or other costs incurred or payable by such Syndication Party as a result thereof and which are attributable to any Fixed Rate Loan made available to Borrower hereunder, and any reasonable allocation made by any such Syndication Party among its operations shall be conclusive and binding upon Borrower absent manifest error.

     5.2.3 Increased Costs. If any Change in Law or compliance by any Syndication Party with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall:

          (a) subject such Syndication Party to any tax, duty or other charge with respect to any Fixed Rate Loan, or change the basis of taxation of payments to such Syndication Party of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Syndication Party); or

          (b) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any office of any Syndication Party; or

          (c) impose on any Syndication Party any other condition;

and the result of any of the foregoing is to increase the cost to such Syndication Party of making, renewing or maintaining its Syndication Share of any Fixed Rate Loan hereunder and/or to reduce any amount receivable by such Syndication Party in connection therewith, then in any such case, Borrower shall pay to Agent for the account of such Syndication Party, within five Business Days after receipt of written notice from Agent, such amounts as may be necessary to compensate such Syndication Party for any additional costs incurred by such Syndication Party and/or reductions in amounts received by such Syndication Party which are attributable to such Fixed Rate Loans. In determining which costs incurred by such Syndication Party and/or reductions in amounts received by such Syndication Party are attributable to the LIBO Rate option made available to Borrower hereunder, any reasonable allocation made by such Syndication Party among its operations shall be conclusive and binding upon Borrower absent manifest error.

     5.3 Fees. Borrower shall pay or cause to be paid the following fees:

     5.3.1 Facility Fee. A non-refundable facility fee equal to 50 basis points multiplied by the principal amount of each Underlying Term Loan (other than the Village Farms Term Loan), payable to CoBank at the time of closing each Underlying Term Loan.

     5.3.2 Administrative Agent Fee. A per annum fee ("Administrative Agent Fee") equal to (a) $12,500.00 plus (b) $5,000.00 for each Underlying Term Loan Borrower, but not in excess of an aggregate, including the amount of the Administrative Agent Fee payable for the same period under the Construction Loan Facility, of $100,000.00 per annum, payable to the Administrative Agent in arrears on June 30 of each year, commencing June 30, 1997, based upon the maximum number of Underlying Term Loan Borrowers which had Underlying Term Loans outstanding at any time during the period for which such Administrative Agent Fee is being paid; provided that the amount payable under subpart (a) above shall increase to $25,000.00 at such time as the Administrative Agent Fee is no longer payable under the Construction Loan Facility; and provided further that no Administrative Agent Fee shall be payable under this Subsection for any period with respect to which an Administrative Agent Fee was paid under the Construction Facility in accordance with the provisions of the Credit Agreement (Construction Loan Funding).

     5.4 Interest Rate Protection. Borrower will execute with CoBank a secured interest rate hedging agreement on the Closing Date. Within ninety (90) days of the funding of each Advance, Borrower must have entered into one or more transactions to mitigate the interest rate risk on at least 50% of the amount outstanding under the Loan for a period of not less than five years and at an interest rate that is not greater than 200 basis points above the dollar weighted interest rate on each Underlying Term Loan when it is closed.

ARTICLE 6. NOTES; PAYMENTS

     6.1 Promissory Notes. Each Syndication Party's Syndication Interest in the Loan shall be evidenced by a promissory note, payable to the order of such Syndication Party in the face amount equal to such Syndication Party's Maximum Syndication Amount, in the form attached hereto as Exhibit 6.1 (each a "Note" and collectively, such promissory notes shall be referred to as the "Notes").

     6.2 Principal Payments. Principal shall be payable (a) on the Business Day after the day received by Borrower in the amount of all payments, pre-payments, and other amounts (including, without limitation, payments by guarantors and amounts realized from the Underlying Collateral) received by Borrower from an Underlying Term Loan Borrower or on account of an Underlying Term Loan ("Regular Payments"), and (b) in the amount of the entire unpaid balance of principal owing under the Loan on or before the Maturity Date.

     6.3 Interest Payments. Interest shall be payable (a) for Base Rate Loans and Quoted Rate Loans, the tenth day of each month commencing on the tenth day of the month following the month in which the Closing Date occurs, and (b) for Fixed Rate Loans on the last day of the Fixed Rate Period therefor unless the Fixed Rate Period is longer than three (3) months, in which case interest shall also be payable every ninety (90) days, and, in the case of (a) and (b), on the Maturity Date.

     6.4 Application of Regular Payments. Provided no Event of Default or Potential Default has occurred and is continuing, Regular Payments shall be applied in the manner directed by Borrower in writing, but if Borrower has not so directed, then first to Base Rate Loans, then to Quoted Rate Loans, and then to Fixed Rate Loans and, if to Fixed Rate Loans or Quoted Rate Loans, so long as no Event of Default or Potential Default has occurred and is continuing, Borrower shall have the right to designate which Fixed Rate Loan or Loans or Quoted Rate Loan or Loans. On the date of making any Regular Payments, Borrower shall pay the Funding Losses (determined in the same manner as provided in Subsection 7.1.3 hereof for prepayments as though such Regular Payment was a prepayment), if any, resulting from such payment. Upon the occurrence and during the continuance of an Event of Default or Potential Default, all amounts paid to Agent shall be applied, as Agent in its sole discretion shall determine, to fees, the purchase of CoBank Equity Interests, interest or principal indebtedness under the Notes, or to any other Bank Debt. The amount of Loan Proceeds advanced and other Bank Debt, and all payments by or on behalf of Borrower, of such amounts, shall be entered on the books of the Agent and/or the Syndication Parties and such entries shall be presumptive evidence of the unpaid amounts outstanding from time to time under the Notes and other Loan Documents.

     6.5 Manner of Payment. All payments, including prepayments, that Borrower is required or permitted to make under the terms of this Term Credit Agreement shall be made to Agent (a) in immediately available federal funds, to be received no later than 12:00 noon Central Time of the Business Day on which such payment is due by wire transfer through Federal Reserve Bank, Kansas City, Routing Number: 307088754, COBANK ENGWD (or to such other account as Agent may designate by notice); and (b) without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, impost, duties, charges, fees, deductions, withholding, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless Borrower is compelled by law to make such deduction or withholding.

ARTICLE 7.  PREPAYMENTS

     7.1 Voluntary Prepayments. Borrower shall have the option to make the following prepayments:

     7.1.1 Voluntary Prepayment of Base Rate Loan. Borrower shall have the right to prepay all or any part of the outstanding principal balance under the Base Rate Loan at any time.

     7.1.2 Voluntary Prepayment of Fixed Rate Loans and Quoted Rate Loans. Borrower shall have the right to prepay all (but not in part) of the outstanding principal balance of any Fixed Rate Loan and/or any Quoted Rate Loan, provided that: (a) Borrower shall, at least three (3) Business Days prior to making any such prepayment, deliver to Agent a written notice which sets forth the amount of the prepayment, the date on which the prepayment will be made, and the Fixed Rate Loan and/or Quoted Rate Loan being prepaid; (b) Borrower shall pay all accrued and unpaid interest relating to the amount prepaid through the date of prepayment; and (c) on the prepayment date, Borrower shall pay the Funding Losses, if any, resulting from the prepayment. Any written notice by Borrower of its election to prepay under this Subsection shall be irrevocable.

     7.1.3 Funding Losses. In determining the "Funding Losses" for the purposes of this Term Credit Agreement, Agent shall select, in its sole discretion, a security or securities of a type which CoBank is permitted by law to purchase at the date of the prepayment calculation. The selected security or securities shall have payment dates which approximate the scheduled principal and interest payments for the Fixed Rate Loan or Quoted Rate Loan being prepaid. Agent will then compare the net present value of the interest which could be expected to be paid on the Fixed Rate Loan or Quoted Rate Loan or Quoted Rate Loan being prepaid and of the yield which could be expected on the selected security for a comparable period. The "Funding Loss" is the sum of (a) and (b) where (a) is the amount of the excess of (i) the net present value of the yield on the Fixed Rate Loan or Quoted Rate Loan being prepaid, over (ii) the net present value of the yield on the selected security (provided that such amount shall never be less than zero), and (b) is 50 basis points. Net present value shall be determined as follows: (a) with respect to the interest on the Fixed Rate Loan or Quoted Rate Loan being prepaid, the scheduled interest payments shall be discounted from the expiration of the applicable Fixed Rate Period or Quoted Rate Period back to the date of prepayment using as a discount rate the applicable LIBO Rate or Quoted Rate, and (b) with respect to the selected security, the scheduled payments of the current yields on such selected security shall be discounted back for a period comparable to the period for which scheduled interest payments are discounted in the preceding sentence, using as a discount rate the current yield on the selected security. The calculation of "yield" on the selected security shall include interest payments, any premium or discount associated with the purchase of the selected security, any fees or administrative costs associated with the purchase, holding and sale of the selected security, CoBank's tax rate and any reserves which CoBank may be required by law to maintain with respect to the selected security (provided that such fees, administrative costs, tax rate and reserves shall not in the aggregate exceed one percent (1%) of the principal amount being prepaid). In the event of acceleration of the Notes as provided in Section 15.1, the date of acceleration shall be treated as the date of prepayment for the purpose of determining the Funding Loss under this Subsection. Funding Losses shall be calculated as provided above without consideration of the amount of such losses actually incurred by any Syndication Party.

     7.2 Minimum Prepayment Amount. Voluntary prepayments must be in amounts no less than $100,000.00. Voluntary prepayments shall be applied to discharge principal amounts in the inverse order in which the principal would otherwise become due.

     7.3 Application of Prepayments. Provided no Event of Default or Potential Default has occurred and is continuing, Borrower shall have the right to designate whether a prepayment of principal is to be applied to a Base Rate Loan, a Quoted Rate Loan, or a Fixed Rate Loan. Upon the occurrence and during the continuance of an Event of Default or Potential Default, Borrower hereby agrees that all amounts paid to Agent, including prepayments, shall be applied, as Agent in its sole discretion shall determine, to fees, the purchase of CoBank Equity Interests, interest or principal indebtedness under the Notes (in such order of maturity as Agent shall select), or to any other Bank Debt.

ARTICLE 8. COBANK EQUITY

     Borrower agrees to purchase such equity interests in CoBank ("CoBank Equity Interests") as CoBank may from time to time require in accordance with its bylaws and capital plan as applicable to cooperative borrowers generally. In connection with the foregoing, Borrower hereby acknowledges receipt, prior to the execution of this Term Credit Agreement, of CoBank's bylaws, a written description of the terms and conditions under which the CoBank Equity Interests are issued, CoBank's Loan-Based Capital Plan, CoBank's most recent annual report, and if more recent than CoBank's latest annual report, its latest quarterly report.

ARTICLE 9.  SECURITY

     9.1 Borrower's Assets. As security for the payment and performance of all obligations of Borrower to Agent, CoBank (including but not limited to all obligations of Borrower under any agreement entered into by and between Borrower and CoBank pursuant to, or in furtherance of the purposes and requirements of,
Section 5.4 hereof), and the Syndication Parties, including but not limited to principal and interest under the Notes, purchases of CoBank Equity Interests, fees, Funding Losses, reimbursements, and all other Bank Debt or obligations under any of the Loan Documents, Borrower shall grant to, and maintain for, Agent, for the benefit of all present and future Syndication Parties, a first lien and security interest, subject only to Permitted Encumbrances and the provisions of the Intercreditor Agreement, in all of its assets, both real and personal, tangible and intangible, whether now owned or hereafter acquired, including, without limitation, the Underlying Term Loans and the Underlying Term Loan Documents ("Collateral"), pursuant to the Security Documents. Borrower shall execute and deliver to Agent, for the benefit of the Syndication Parties, the Security Documents to evidence the security interest of Agent, for the benefit of the Syndication Parties, in the Collateral, together with such financing statements or other documents as Agent shall request. Borrower shall deliver the originals of the Underlying Term Loan Documents to Agent, for the benefit of all present and future Syndication Parties. Borrower shall also execute such further security agreements, mortgages, deeds of trust, financing statements, assignments or other documents as Agent shall reasonably request, in form and substance as Agent shall specify, to establish, confirm, perfect or provide notice of Agent's security interest (for the benefit of all Syndication Parties) in the Collateral. If requested by Agent: (a) Borrower and Agent shall place a legend on any chattel paper included in the Collateral showing Agent's security interest therein; and (b) Borrower shall deliver to Agent possession of any instruments and securities included in the Collateral (duly endorsed to Agent's reasonable satisfaction).

     9.2 Guaranty. Borrower's obligations under this Term Credit Agreement and all other Loan Documents shall be guaranteed by APD pursuant to the APD Guaranty and the APD Guaranty shall be secured by a first lien and security interest, subject to the provisions of the Intercreditor Agreement, in all of its assets, both real and personal, tangible and intangible, whether now owned or hereafter acquired ("Guarantor Collateral") pursuant to the Guarantor Security Documents.

ARTICLE 10.  REPRESENTATIONS AND WARRANTIES

     To induce the Syndication Parties to make the Loan, and recognizing that the Syndication Parties are relying thereon, Borrower represents and warrants as follows:

     10.1 Organization, Good Standing, Etc. Borrower (a) is duly organized, validly existing, and in good standing under the laws of its state of incorporation; (b) qualifies as a cooperative association under the laws of its state of incorporation; (c) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary; and (d) has all requisite corporate and legal power (i) to own and operate its assets and to carry on its business, (ii) to enter into and perform the Loan Documents to which it is a party, and (iii) to make the Underlying Term Loans.

     10.2 Corporate Authority, Due Authorization; Consents. Borrower has full power and authority to conduct its business as contemplated to be operated from and after the Closing Date; to execute, deliver and perform under the Loan Documents and all other documents and agreements as contemplated by this Term Credit Agreement; and to make the Underlying Term Loans, all of which have been duly authorized. All consents or approvals of any Person which are necessary for, or are required as a condition of, the execution, delivery and performance of the Loan Documents and/or making of the Underlying Term Loans have been obtained.

     10.3 Title to Property. Borrower holds good and marketable title to all of its real property (other than rights of way, easements and similar interests in real property which in the aggregate are not material), owns all of its personal property, and holds all of its leases, free and clear of any lien, pledge, restriction, or encumbrance, except as specifically identified in Exhibit 10.3 attached hereto or as permitted by Section 13.3 hereof ("Permitted Encumbrances") and subject to the Intercreditor Agreement. All of Borrower's leases which constitute Material Agreements are in full force and effect and afford Borrower peaceful and undisturbed possession of the subject matter thereof.

     10.4 Litigation. Except as described on Exhibit 10.4 hereto, there are, no pending legal or governmental actions, proceedings or investigations to which Borrower is a party or to which any property of Borrower is subject which might result in any Material Adverse Effect and, to Borrower's knowledge, no such actions or proceedings are threatened or contemplated by any federal, state, county, or city (or similar unit) governmental agency or any other Person.

     10.5 No Violations. The execution, delivery and performance of the Loan Documents and the making of the Underlying Term Loans will not: (a) violate any provision of Borrower's articles of incorporation or bylaws, or any law, rule, regulation, judgment, order or ruling of any court or governmental agency; (b) violate, conflict with, result in a breach of, constitute a default under, or with the giving of notice or the expiration of time or both, constitute a default under, any existing real estate mortgage, indenture, lease, security agreement, contract, note, instrument or any other agreements or documents binding on Borrower or affecting its property; or (c) violate, conflict with, result in a breach of, constitute a default under, or result in the loss of, or restriction of rights under, any Required License or any order, law, rule, or regulation under or pursuant to which any Required License was issued or is maintained ("Licensing Laws").

     10.6 Binding Agreement. Each of the Loan Documents to which Borrower is a party is, or when executed and delivered, will be, the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity.

     10.7 Compliance with Laws. Borrower is in compliance with all federal, state, and local laws, rules, regulations, ordinances, codes and orders, including without limitation all Environmental Laws and all Licensing Laws, with respect to which noncompliance would result in a Material Adverse Effect.

     10.8 Principal Place of Business. Borrower's place of business, or chief executive office if it has more than one place of business, and the place where the records required by Section 12.1 hereof are kept, is located at the place(s) shown on Exhibit 10.8 hereto.

     10.9 Underlying Term Loans; Underlying Term Loan Documents. As of the time of any Advance: (a) the Underlying Term Loan Documents with respect thereto will have been duly authorized, executed, and delivered by all parties thereto and will constitute the legal, valid, and binding obligation of all parties thereto, enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, and similar laws generally affecting the rights of creditors or the availability of equitable remedies; (b) the Underlying Term Loan will be free from any right of set-off, counterclaim or other claim, or defense, and no event of default thereunder shall have occurred and be continuing; (c) the Underlying Term Loan Borrower's obligations pursuant to the Underlying Term Loan will, except where the Underlying Term Loan Documents specifically state otherwise, be secured by a first and prior lien in favor of Borrower in all assets of the Underlying Term Loan Borrower; (d) all closing and pre-closing requirements, if any, set forth in the Underlying Term Loan Documents, will have been satisfied in full; (e) the Underlying Term Loan Documents will have been approved by Agent and shall not have been amended subsequent to such approval; and (f) the Underlying Term Loan will not be in violation of any applicable usury statutes; and (g) to Borrower's knowledge and belief, the Underlying Term Loan Documents, projections, budgets, financial statements, or other information furnished by or on behalf of the Underlying Term Loan Borrower will not contain any misstatement of a material fact, nor omit to state a material fact.

     10.10 Payment of Taxes. Borrower has filed all required federal, state and local tax returns and has paid all taxes as shown on such returns as they have become due. Borrower has paid when due all other taxes, assessments or impositions levied or assessed against Borrower or its business or properties.

     10.11 Licenses and Approvals. Borrower has ownership of, or license to use, or has been issued, all trademarks, patents, copyrights, franchises, certificates, approvals, permits, authorities, agreements, and licenses which are used or necessary to permit it to own its properties and to conduct the business as presently being conducted and to make the Underlying Term Loans ("Required Licenses"). Exhibit 10.11 lists all Required Licenses presently in existence with respect to Borrower. Each Required

License is in full force and effect, and there is no outstanding notice of cancellation or termination or, to Borrower's knowledge, any threatened cancellation or termination in connection therewith, nor has an event occurred with respect to any Required License which, with the giving of notice or passage of time or both, could result in the revocation or termination thereof or otherwise in any impairment of Borrower's rights with respect thereto, which impairment could reasonably be expected to have a Material Adverse Effect. No consent, permission, authorization, order, or license of any governmental authority, is necessary in connection with the: (a) execution, delivery, performance, or enforcement of the Loan Documents to which Borrower is a party; and (b) the making of the Underlying Term Loans, except such as have been obtained and are in full force and effect and as are described on Exhibit 10.11.

     10.12 Employee Benefit Plans. Borrower does not presently maintain or participate in, and has not in the past maintained or participated in, and is not obligated to contribute to, any of the following (each a "Borrower Benefit Plan" and collectively "Borrower Benefit Plans"): (a) any funded "employee welfare benefit plan," as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"); (b) any "multiemployer plans," as defined in Section 3(37) of ERISA; (c) any "employee pension benefit plan" as defined in Section 3(2) of ERISA; (d) any "employee benefit plan", as such term is defined in Section 3(3) of ERISA; (e) any "multiple employer plan" within the meaning of Section 413 of the Internal Revenue Code of 1986, as amended from time to time ("Code"); (f) any "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA; (g) a "voluntary employees' beneficiary association" within the meaning of Section 501(a)(9) of the Code; (h) a "welfare benefit fund" within the meaning of Section 419 of the Code; or (i) any employee welfare benefit plan within the meaning of Section 3(1) of ERISA for the benefit of retired or former employees.

     10.13 Equity Investments. Borrower does not now own any stock or other voting or equity interest, directly or indirectly, in any Person other than the CoBank Equity Interests.

     10.14 Real Property. Borrower: (a) has all real property interests, including without limitations fee interests, leasehold interests, easements, licenses and rights of way which are necessary for the conduct of Borrower's business; and (b) does not own any fee interest or leasehold interest, or any other interest, including without limitation any easements, rights of way or licenses, in real property, other than as set forth on Exhibit 10.14 hereto.

     10.15 Personal Property. Borrower has all tangible personal property necessary for the conduct of Borrower's business as it is contemplated to be conducted; and all such property is in good operating condition and repair, reasonable wear and tear excepted, and suitable in all material respects for the uses for which it is being utilized.

     10.16 Borrower Membership. Village Farms of Texas, L.P. is a member of Borrower.

     10.17 Environmental Compliance.  Without limiting the provisions of Section
10.7 above, all property owned or leased by Borrower and all operations conducted by it are in compliance in all material respects with all Laws relating to environmental protection, with respect to which the failure to comply would have a Material Adverse Effect.

     10.18 Fiscal Year. Each fiscal year of Borrower begins on January 1 of each calendar year and ends on December 31 of each calendar year.

     10.19 Material Agreements. That Exhibit 10.19 attached hereto sets forth all agreements of Borrower, the termination or breach of which, based upon Borrower's knowledge as of the date of making any representation with respect thereto, would have a Material Adverse Effect ("Material Agreements"). Neither Borrower nor, to Borrower's knowledge, any other party to any Material Agreement, is in default thereunder, and no facts exist which with the giving of notice or the passage of time, or both, would constitute such a default.

     10.20 Regulations G, U and X. No portion of any Advance will be used for the purpose of purchasing, carrying, or making loans to finance the purchase of, any "margin security" or "margin stock" as such terms are used in Regulations G, U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 207, 221, and 224.

     10.21  Disclosure.  The  representations  and warranties  contained in this
Article 10 and in the other Loan Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary to make such representations not misleading.

ARTICLE 11.  CONDITIONS TO ADVANCES

     11.1 Conditions to Closing. The obligation of the Syndication Parties to make the Loan and any Advance thereunder or to grant a Preliminary Commitment or an Activation Commitment is subject to satisfaction, in Agent's sole discretion, of each of the following conditions precedent:

     11.1.1 Loan Documents. Agent shall have received duly executed originals of the Loan Documents.

     11.1.2 Searches; UCC Filings; Recordings; Title Insurance. Agent shall have received: (a) searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed which remain in effect against Borrower,
(ii) except with respect to Permitted Encumbrances no financing statements have been filed by any Person except to perfect the security interests required by this Term Credit Agreement, which remain in effect against Borrower or any of its assets, (iii) all financing statements necessary to perfect the security interests granted to Agent (for the benefit of the Syndication Parties) under the Loan Documents have been filed or recorded, to the extent such security interests are capable of being perfected by such filing, and (iv) all of the Loan Documents required to be recorded or filed to perfect the security interests and liens granted therein shall be so recorded and filed;
(b) mortgagees' title insurance commitments ("Title Commitments") acceptable to Agent from one or more insurers acceptable to Agent (the "Title Insurers") committing to issue one or more title policies (ALTA Loan Policy Form) (the "Title Policies") insuring the lien in favor of Agent (on behalf of the Syndication Parties) on each parcel of real property owned in fee by Borrower having an estimated Fair Market Value of $25,000.00 or more as a first priority lien on such real property, subject only to Permitted Encumbrances, and (i) deleting the standard printed exceptions and the gap exception, (ii) containing only such exceptions to title as are reasonably acceptable to Agent, and (iii) containing such other endorsements as Agent may reasonably require; and (c) either a Title Commitment or, at Borrower's option, a written ownership and encumbrance report of current date indicating that there are no prior liens on each parcel of such real property having an estimated Fair Market Value of less than $25,000.00. In addition, in the case of the parcels of real property covered by a Title Commitment, as of the Closing Date Agent shall have received from the Title Insurers a written confirmation acceptable to Agent confirming that the Title Insurers are irrevocably committed to issue the Title Policies.

     11.1.3 Approvals. Agent shall have received evidence satisfactory to it that all consents and approvals of governmental authorities and third parties which are with respect to Borrower and Guarantor, necessary for, or required as a condition of: (a) the validity and enforceability of the Loan Documents; (b) creation of and realization on, Agent's lien (for the benefit of the Syndication Parties) on the Collateral; and (c) the making of the Underlying Term Loans, have been obtained and are in full force and effect.

     11.1.4 Organizational Documents. Agent shall have received: (a) good standing certificates, dated no more than thirty (30) days prior to the Closing Date, for Borrower and Guarantor for their respective states of incorporation and for each state where their operations require qualification or authorization to transact business; (b) a copy of the articles of incorporation of Borrower and Guarantor certified by the Secretary of State of their state of organization; and (c) a copy of the bylaws of Borrower and Guarantor, certified as true and complete by the Secretary or Assistant Secretary of Borrower and Guarantor, respectively.

     11.1.5 Evidence of Corporate Action. Agent shall have received in form and substance satisfactory to Agent: documents evidencing all corporate action taken by each of Borrower and Guarantor to authorize (including the specific names and titles of the persons authorized to so act ("Authorized Officers")) the execution, delivery and performance of the Loan Documents to which it is a party, and with respect to Borrower, the making of Underlying Construction Loans, certified to be true and correct by the Secretary or Assistant Secretary of Borrower and Guarantor, respectively.

     11.1.6 Legal Opinion for Borrower and Guarantor. Agent shall have received opinions of counsel for Borrower and for Guarantor (who shall be acceptable to Agent), in form and content acceptable to Agent and addressed to Agent and to each Syndication Party (and expressly permitting reliance thereon by each future Syndication Party).

     11.1.7 Evidence of Insurance. Borrower and Guarantor shall have provided Agent with insurance certificates and such other evidence, in form and substance satisfactory to Agent, of all insurance required to be maintained by it under the Loan Documents.

     11.1.8 Phase I Environmental Studies. Borrower and Guarantor shall have submitted to Agent such studies, investigations and reports with respect to environmental matters for real property owned by Borrower or Guarantor, respectively, from consultants acceptable to Agent as may be reasonably requested by Agent and content and results of those studies, investigations and reports shall be reasonably acceptable to Agent.

     11.1.9 Survey. Borrower and Guarantor shall have provided Agent with ALTA improvement surveys of all real property owned by Borrower or Guarantor, respectively, and having a Fair Market Value of $25,000.00 or more, which surveys, the certifications thereon, and all information contained therein, shall be acceptable to Agent.

     11.1.10 Material Agreements. Agent shall have received copies of those Material Agreements as Agent may request in its sole discretion.

     11.1.11 Appointment of The Corporation Company. Agent shall have received evidence satisfactory to Agent that The Corporation Company, 1675 Broadway, Denver, Colorado 80202 has accepted appointment by Borrower and Guarantor to serve as their agent for service of process in accordance with Section 17.2 of this Term Credit Agreement and Section 11.7 of the Guaranty.

     11.1.12 No Material Change. No change shall have occurred in the condition or operations of Borrower since May 1, 1997 or Guarantor since March 31, 1997 which could result in a Material Adverse Effect.

     11.1.13 Fees and Expenses. Borrower shall have paid Agent, by wire transfer of immediately available federal funds all fees set forth in Section 5.3 of this Term Credit Agreement which are due on the Closing Date, and all expenses owing pursuant to Section 17.1 hereof.

     11.1.14 Application; CoBank Equity Interest Purchase Obligation. Borrower shall have: (a) completed the loan application form provided by CoBank; and (b) purchased such CoBank Equity Interests as CoBank may require pursuant to Article 8 hereof.

     11.1.15 Further Assurances. Borrower and Guarantor shall have provided and/or executed and delivered to Agent such further assignments, documents or financing statements, in form and substance satisfactory to Agent, that Borrower and Guarantor are to execute and deliver pursuant to the terms of the Loan Documents or as Agent may reasonably request.

     11.2 Conditions to Issuance of Preliminary Commitment.

     11.2.1 Preliminary Commitment Request. To obtain preliminary approval for use of a portion of the Loan Proceeds to make an Underlying Term Loan to fund a particular Construction Loan Payout, or to fund a particular Construction Loan Purchase, Borrower must deliver to Agent a request in the form attached hereto as Exhibit 11.2.1 ("Commitment Request") which has been signed by an Authorized Officer. The Commitment Request shall be accompanied by an application package ("Request for Preliminary Term Loan Commitment") containing sufficient information as may be required by Agent in its sole discretion to enable Agent to determine (and advise Borrower) whether Agent will grant a Preliminary Commitment to fund the particular Construction Loan Payout or Construction Loan Purchase, including, without limitation: (a) an actual or estimated construction budget and proposed sources and uses of funds for construction of such Greenhouse Facility, including estimated date of construction completion; and
(b) the following information on the Underlying Construction Loan Borrower and the Greenhouse Facility constructed or to be constructed with the proceeds of the Underlying Construction Loan: (i) project description, (ii) financing schedule and requirements, (iii) proposed financial structure, (iv) marketing plan, (v) actual and pro-forma financial statements and cash flow projections,
(vi) financial analysis, and other credit information. Within a reasonable time after receipt of the Commitment Request and such information as Agent shall, in its sole discretion, request in connection therewith, and upon satisfaction of the requirements contained in Subsections 11.2.2 through 11.2.5 hereof, Agent will advise Borrower whether or not it preliminarily approves such proposed Construction Loan Payout or Construction Loan Purchase for funding under the Loan upon the condition that (x) there are no changes deemed by the Agent to be material in the information submitted with the Commitment Request and (y) the conditions of Sections 11.3 and 11.4 hereof are met to Agent's satisfaction as provided, and at the time contemplated, in said Sections ("Preliminary Commitment").

     11.2.2 No Material Change. No change shall have occurred in the condition or operations of Borrower or Guarantor since the Closing Date which could result in a Material Adverse Effect.

     11.2.3 Default. As of the date of the Commitment Request no Event of Default or Potential Default shall have occurred and be continuing.

     11.2.4 Representations and Warranties. The representations and warranties of Borrower and of Guarantor contained in each of the Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the date of the Commitment Request as though made on and as of such date.

     11.2.5 Fees and Expenses. Borrower shall have paid Agent, by wire transfer of immediately available federal funds all fees set forth in Section 5.3 of this Term Credit Agreement which are then due and payable, and all expenses owing pursuant to Section 17.1 hereof.

     11.3 Conditions to Issuance of Activation Commitment.

     11.3.1 Activation Request. To obtain further approval with respect to the funding of a particular proposed Construction Loan Payout or Construction Loan Purchase, Borrower must deliver to Agent a request in the form attached hereto as Exhibit 11.3.1 ("Activation Request") which has been signed by an Authorized Officer. The Activation Request shall be irrevocable and shall be accompanied by an application package ("Request for Term Loan Activation") containing sufficient information as may be required by Agent in its sole discretion to enable Agent to determine (and advise Borrower) whether Agent will grant an Activation Commitment to fund the particular proposed Construction Loan Payout or Construction Loan Purchase. The Request for Term Loan Activation shall contain such documentation and information as may be required by Agent in its sole discretion, including, as applicable and without limitation: (a) updates on information provided to Agent in connection with Borrower's Commitment Request on the same proposed Construction Loan Payout or Construction Loan Purchase with respect to the actual and pro-forma financial statements and cash flow projections and other credit information on the Underlying Construction Loan Borrower or Underlying Term Loan Borrower, as the case may be, and its Greenhouse Facility; (b) plans and specifications, engineering reports, proof of availability of utilities, proof of zoning compatible with proposed use, and final line item construction budget with time lines; (c) if it is a proposed Construction Loan Purchase, copies of the particular Underlying Construction Loan Documents; (d) if it is a proposed Construction Loan Payout, copies of the proposed Underlying Term Loan Documents reflecting the proposed Underlying Term Loan to the Underlying Term Loan Borrower; (e) lien searches; (f) acceptable mechanics' lien protection; (g) survey and actual and as-built appraisals; (h) an acceptable title commitment. Within a reasonable time after receipt of the Activation Request and such information as Agent shall, in its sole discretion, request in connection therewith, and upon satisfaction of the requirements contained in Subsections 11.3.2 through 11.3.6 hereof, Agent will advise Borrower whether or not it approves such proposed Construction Loan Payout or Construction Loan Purchase for funding under the Loan upon the condition that there are no changes deemed by the Agent to be material in the information submitted with the Activation Request and the conditions of Section 11.4 hereof are met to Agent's satisfaction as provided, and at the time contemplated, in said Section ("Activation Commitment").

     11.3.2 Approval by Super Majority. Unless the Underlying Construction Loan (in the case of a Construction Loan Purchase) or the Underlying Term Loan (in the case of a Construction Loan Payout) has been approved in writing by

Syndication Parties whose Syndication Shares aggregate at least seventy-five percent (75%) ("Super Majority").

     11.3.3 No Material Change. No change shall have occurred in the condition or operations of Borrower or Guarantor since the Closing Date which could result in a Material Adverse Effect.

     11.3.4 Default. As of the date of the Activation Request no Event of Default or Potential Default shall exist and be continuing, and the disbursing of the amount of the Loan Proceeds requested in the Activation Request shall not result in an Event of Default or Potential Default.

     11.3.5 Representations and Warranties. The representations and warranties of Borrower and of Guarantor contained in each of the Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the date of the Activation Request as though made on and as of such date.

     11.3.6 Fees and Expenses. Borrower shall have paid Agent, by wire transfer of immediately available federal funds all fees set forth in Section 5.3 of this Term Credit Agreement which are then due and payable, and all expenses owing pursuant to Section 17.1 hereof.

     11.4 Conditions to Advance. The Syndication Parties' obligation to fund any Underlying Term Loan is subject to the satisfaction, in Agent's sole discretion, of each of the following conditions precedent:

     11.4.1 Advance Request. Agent shall have received from Borrower (including by facsimile transmission): (a) a duly completed request in the form attached hereto as Exhibit 11.4.1 ("Advance Request") which has been signed by an Authorized Officer; and (b) such other information or documentation as Agent may request. The Advance Request shall be deemed to have been received on the Business Day received if actually received by Agent before 12:00 noon, Central Time, and as of the next Business Day if received by Agent after such time or on other than a Business Day; provided that an Advance Request shall not be deemed to have been received by Agent until it is satisfactory to Agent and includes all information and documentation that Agent may request. Within five (5) Business Days of the date an Advance Request is deemed to have been received, Agent shall either fund the Advance or advise Borrower to the contrary; provided that if Agent does not advise Borrower does not fund within such time, the Advance Request shall be deemed to have been declined for funding.. The Advance Request shall be irrevocable.

     11.4.2 Underlying Term Loan Documents; Possession of Documents. Agent shall have received in form and substance satisfactory to Agent:

          (a) if the transaction is the funding of a Construction Loan Purchase,
     (i) evidence that the Underlying Construction Loan Documents evidencing the Underlying

     Construction Loan with respect to which the Advance is being requested are on forms, and contain terms and conditions, satisfactory to Agent in its sole discretion, and in compliance with all applicable laws and regulations, (ii) an assignment of the Underlying Construction Loan and Underlying Construction Loan Documents from the Construction Lenders to Borrower and from Borrower to Agent, for the benefit of the present and future Syndication Parties, (iii) possession of executed originals of the Underlying Construction Loan Documents, including the Underlying Construction Note, properly endorsed, (iv) good standing certificates, dated no more than thirty (30) days prior to the Closing Date of the Construction Loan Purchase , for such Underlying Construction Loan Borrower for its state of incorporation and for each state where its operations require qualification or authorization to transact business, (v) a copy of the articles of incorporation of such Underlying Construction Loan Borrower certified by the Secretary of State of its state of organization, (vi) a copy of the bylaws of such Underlying Construction Loan Borrower, certified as true and complete by the Secretary or Assistant Secretary thereof, (vii) documents evidencing all corporate action taken by such Underlying Construction Loan Borrower to authorize (including the specific names and titles of the persons authorized to so act ) the execution, delivery and performance of the Underlying Construction Loan Documents to which it is or will be a party, certified to be true and correct by the Secretary or Assistant Secretary of such Underlying Construction Loan Borrower, and
     (viii) opinions of counsel, for such Underlying Construction Loan Borrower (who shall be acceptable to Agent), in form and content acceptable to Agent and addressed to Agent and to each Syndication Party (and expressly permitting reliance thereon by each future Syndication Party, or, in lieu thereof, accompanied by a separate letter from such counsel expressly permitting reliance thereon by each present and future Syndication Party);

          (b) if the  transaction is the funding of a Construction  Loan Payout,
     (i) evidence that the Underlying Term Loan Documents evidencing the Underlying Term Loan with respect to which the Advance is being requested are on forms, and contain terms and conditions, satisfactory to Agent in its sole discretion, and in compliance with all applicable laws and regulations, (ii) executed originals of the Underlying Term Loan Documents evidencing the Underlying Term Loan with respect to which the Advance is being requested, on forms and contain terms and conditions, satisfactory to Agent in its sole discretion, and in compliance with all applicable laws and regulations, (iii) good standing certificates, dated no more than thirty (30) days prior to the Closing Date of the Construction Loan Payout, for such Underlying Term Loan Borrower for its state of incorporation and for each state where its operations require qualification or authorization to transact business, (iv) a copy of the articles of incorporation of such Underlying Term Loan Borrower certified by the Secretary of State of its state of organization, (v) a copy of the bylaws of such Underlying Term Loan Borrower, certified as true and complete by the Secretary or Assistant Secretary thereof, (vi) documents evidencing all corporate action taken by such Underlying Term Loan Borrower to authorize (including the specific names and titles of the persons authorized to so act ) the execution, delivery and performance of the Underlying Term Loan Documents to which it will be a party and the payoff of the Underlying Construction

     Loan, certified to be true and correct by the Secretary or Assistant Secretary of such Underlying Term Loan Borrower, (vii) opinions of counsel, for such Underlying Term Loan Borrower (who shall be acceptable to Agent), in form and content acceptable to Agent and addressed to Agent and to each Syndication Party (and expressly permitting reliance thereon by each future Syndication Party, or, in lieu thereof, accompanied by a separate letter from such counsel expressly permitting reliance thereon by each present and future Syndication Party), and (viii) proof of the full payoff of the Underlying Construction Loan and release of all liens thereunder of the Construction Lenders;

          (c) in either case (a) or (b), proof satisfactory to Agent that the final advance of funds under the Underlying Construction Loan and the Underlying Construction Loan Documents for the Underlying Construction Loan with respect to which the Construction Loan Payout or Construction Loan Purchase is being requested were made in full compliance with such Underlying Construction Loan Documents, including the Underlying Construction Loan Conditions as described therein;

          (d) if the transaction is the funding of any other Term Loan, (i) executed originals of the Underlying Term Loan Documents evidencing the Underlying Term Loan with respect to which the Advance is being requested, on forms and contain terms and conditions, satisfactory to Agent in its sole discretion, and in compliance with all applicable laws and regulations, (ii) good standing certificates, dated no more than thirty
     (30) days prior to the Closing Date of the Underlying Term Loan, for such Underlying Term Loan Borrower for its state of incorporation and for each state where its operations require qualification or authorization to transact business, (iii) a copy of the articles of incorporation of such Underlying Term Loan Borrower certified by the Secretary of State of its state of organization, (iv) a copy of the bylaws of such Underlying Term Loan Borrower, certified as true and complete by the Secretary or Assistant Secretary thereof, (v) documents evidencing all corporate action taken by such Underlying Term Loan Borrower to authorize (including the specific names and titles of the persons authorized to so act ) the execution, delivery and performance of the Underlying Term Loan Documents to which it will be a party, certified to be true and correct by the Secretary or Assistant Secretary of such Underlying Term Loan Borrower, (vi) opinions of counsel, for such Underlying Term Loan Borrower (who shall be acceptable to Agent), in form and content acceptable to Agent and addressed to Agent and to each Syndication Party (and expressly permitting reliance thereon by each future Syndication Party, or, in lieu thereof, accompanied by a separate letter from such counsel expressly permitting reliance thereon by each present and future Syndication Party), and (vii) proof of the full payoff of the Underlying Construction Loan and release of all liens thereunder of the Construction Lenders;

          (e) and in the case of (a), (b), or (d), (i) proof of satisfactory title insurance, including acceptable mechanics' lien protection, (ii) lien searches, and (iii) a survey and actual and as-built appraisals;. and (f) such other instruments and documents in which Agent has been granted a security interest (for the benefit of the Syndication Parties) and of which Agent is to have possession under the terms of the Loan Documents.

     11.4.3 Default. As of the Advance Date no Event of Default or Potential Default shall have occurred and be continuing, and the disbursing of the amount of the Loan Proceeds requested in the Advance Request shall not result in an Event of Default or Potential Default.

     11.4.4 Representations and Warranties. The representations and warranties of Borrower and of Guarantor contained in each of the Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the date on which the Advance is to be made as though made on . Borrower shall have paid Agent, by wire transfer of immediately available federal funds all fees set forth in Section 5.3 of this Term Credit Agreement which are then due and payable, including the Facility Fee, and all expenses owing pursuant to Section
17.1 hereof.

     11.5 Conditions to Funding Purchase of Village Farms Term Loan. The Syndication Parties' obligation to make an Advance to enable Borrower to purchase the Village Farms Term Loan is subject to the satisfaction, in Agent's sole discretion, of each of the following conditions precedent:

     11.5.1 Advance Request. Agent shall have received from Borrower (including by facsimile transmission): (a) a duly completed request for an Advance to enable Borrower to purchase the Village Farms Term Loan in form and substance satisfactory to Agent which has been signed by an Authorized Officer; and (b) such other information or documentation as Agent may request ("Village Farms Advance Request"). The Village Farms Advance Request shall be deemed to have been received on the Business Day received if actually received by Agent before 12:00 noon, Central Time, and as of the next Business Day if received by Agent after such time or on other than a Business Day; provided that the Village Farms Advance Request shall not be deemed to have been received by Agent until it is satisfactory to Agent and includes all information and documentation that Agent may request. Within five (5) Business Days of the date the Village Farms Advance Request is deemed to have been received, Agent shall either fund the Advance or advise Borrower to the contrary. The Village Farms Advance Request shall be irrevocable.

     11.5.2 Village Farms Term Loan Documents; Possession of Documents. Agent shall have received in form and substance satisfactory to Agent: (a) evidence of the assignment and endorsement by the Village Farms Lenders to Borrower of the Village Farms Term Loan and the Village Farms Term Loan Documents; (b)
possession of executed originals of the Village Farms Term Loan Documents, properly endorsed to Agent; (c) good standing certificates, dated no more than thirty (30) days prior to the Closing Date of the Village Farms Term Loan purchase, for Village Farms for its state of incorporation and for each state where its operations require qualification or authorization to transact business; (d) a copy of the articles of incorporation of Village Farms certified by the Secretary of State of its state of organization; (e) a copy of the bylaws of Village Farms, certified as true and complete by the Secretary or Assistant Secretary thereof; (f) documents evidencing all corporate action taken by Village Farms to authorize (including the specific names and titles of the persons authorized to so act) the execution, delivery and performance of the Village Farms Term Loan Documents to which it is a party, certified to be true and correct by the Secretary or Assistant Secretary of Village Farms; (g) opinions of counsel for Village Farms (who shall be acceptable to Agent), in form and content acceptable to Agent and addressed to Agent and to each Syndication Party (and expressly permitting reliance thereon by each future Syndication Party, or, in lieu thereof, accompanied by a separate letter from such counsel expressly permitting reliance thereon by each present and future Syndication Party); (h) proof of satisfactory title insurance, including acceptable mechanics' lien protection, and an endorsement thereunder naming Agent, on behalf of all present and future Syndication Parties, as an insured thereunder; (i) lien searches; (j) survey and actual and as-built appraisals; and (k) such other instruments and documents in which Agent has been granted a security interest (for the benefit of the Syndication Parties) and of which Agent is to have possession under the terms of the Loan Documents.

     11.5.3 Default. As of the Advance Date there shall exist no Event of Default or Potential Default, and the disbursing of the amount of the Loan Proceeds requested in the Village Farms Advance Request shall not result in an Event of Default or Potential Default.

     11.5.4 Representations and Warranties. The representations and warranties of Borrower and of Guarantor contained in each of the Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the date on which the Advance is to be made as though made on . Borrower shall have paid Agent, by wire transfer of immediately available federal funds all fees set forth in Section 5.3 of this Term Credit Agreement which are then due and payable, including the Facility Fee, and all expenses owing pursuant to Section
17.1 hereof.

     11.6 Additional Disbursement Conditions. At no time and in no event shall the Syndication Parties be obligated to make Advances:

     11.6.1 Aggregate Commitment Amount. In excess of an amount, which when added to all prior Advances; would exceed the Aggregate Commitment.

     11.6.2 Disbursement Period. If the Advance would be made other than during the Availability Period.

     11.6.3 Illegality of Loan. After the enactment of any law by any governmental authority having jurisdiction over any Syndication Party which would make it unlawful in any respect for such Syndication Party to make the Advance.

ARTICLE 12.  AFFIRMATIVE COVENANTS

     From and after the date of this Term Credit Agreement and until the Bank Debt is indefeasibly paid in full and the Syndication Parties have no obligation to make any advances hereunder, Borrower agrees that it will observe and comply with, the following covenants for the benefit of Agent and the Syndication Parties:

     12.1 Books and Records. Borrower shall at all times keep proper books of record and account, in which correct and complete entries shall be made of all its dealings, in accordance with GAAP.

     12.2 Reports and Notices. Borrower shall provide to Agent the following reports, information and notices:

     12.2.1 Annual Financial Statements. As soon as available, but in no event later than one hundred and twenty (120) days after the end of any fiscal year of Borrower occurring during the term hereof annual financial statements of Borrower. prepared in accordance with GAAP consistently applied which shall: (a) be audited by independent certified public accountants selected by Borrower which are reasonably acceptable to Agent; (b) be accompanied by a report of such accountants containing an opinion reasonably acceptable to Agent; (c) be accompanied by a Compliance Certificate; (d) be prepared in reasonable detail and in comparative form; and (e) include a balance sheet, an income statement, a statement of cash flows, a statement of stockholders' equity, and all notes and schedules relating thereto.

     12.2.2 Quarterly Financial Statements. As soon as available but in no event more than sixty (60) days after the end of each Quarter the following financial statements concerning Borrower's operations, prepared in accordance with GAAP consistently applied: (a) a balance sheet, (b) an income statement, (c) a statement of cash flows, (d) a statement of stockholders' equity, for such Quarter and for the year to date, and (e) such other quarterly statements as Agent may reasonably request, which quarterly statements requested under this clause (e) shall include any and all notes and schedules thereto. Such quarterly financial statements required pursuant to this Subsection shall be accompanied by a Compliance Certificate.

     12.2.3 Notice of Default. As soon as the existence of any Event of Default or Potential Default becomes known to any officer of Borrower, Borrower shall promptly give Agent written notice of such Event of Default or Potential Default, the nature and status thereof, and the action being taken or proposed to be taken with respect thereto.

     12.2.4 Notice of Certain Changes. Borrower shall: (a) notify Agent at least ten (10) Business Days prior to the occurrence of any change in the name or business form of Borrower; and (b) take all actions necessary or reasonably requested by Agent in order to maintain the perfected status of Agent's first lien and security interest (subject only to Permitted Encumbrances and to the Intercreditor Agreement) in the Collateral.

     12.2.5 Notice of Litigation. Borrower shall promptly notify Agent in writing of all litigation in which Borrower or, to Borrower's knowledge, Guarantor is a party, and which either: (a) involves an amount of $100,000 or more, singly or in the aggregate at any time; or (b) could reasonably be expected to result in a Material Adverse Effect with respect to Borrower or Guarantor.

     12.2.6 Notice of Material Adverse Effect. Promptly after Borrower obtains knowledge thereof, notice of any matter which has resulted or would result in a Material Adverse Effect on Borrower or Guarantor.

     12.2.7 Notice of Environmental Litigation. Without limiting the provisions of Subsection 12.2.6 of this Term Credit Agreement, promptly after Borrower's receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or other communication alleging a condition that may require Borrower to undertake or to contribute to a cleanup or other response under Environmental Regulations, or which seeks penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such laws, or which claims personal injury or property damage to any person as a result of environmental factors or conditions or which, if adversely determined, could have a Material Adverse Effect on Borrower.

     12.2.8 Regulatory and Other Notices. Promptly after Borrower's receipt thereof, copies of any notices or other communications received from: (a) any governmental authority with respect to any matter or proceeding the effect of which could reasonably be expected to have a Material Adverse Effect on Borrower; and (b) an Underlying Term Loan Borrower.

     12.2.9 Adverse Action Regarding Required Licenses. In the event Borrower learns that any petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint or proceeding is pending, or, to the best of Borrower's knowledge, threatened, to seek to revoke, cancel, suspend, modify, or limit any of the Required Licenses, Borrower shall provide Agent with prompt written notice thereof and shall take, or cause to be taken, all reasonable measures to contest such action in good faith.

     12.2.10 Default of Underlying Term Loan. As soon as the existence of any event of default or potential default under the Underlying Term Loan becomes known to Borrower, Borrower shall promptly give Agent written notice of such event of default or potential default, the nature and status thereof, and the action being taken or proposed to be taken with respect thereto.

     12.2.11 Annual Attorney's Opinion Regarding Collateral. No later than the last Business Day of February of each year, an opinion of legal counsel acceptable to Agent as to the status of (a) Borrower's liens on the assets of the Underlying Term Loan Borrowers to secure the Underlying Term Loans ("Underlying Liens"); and (b) CoBank's liens on the assets of Borrower to secure the Loan (and including the collateral assignment to CoBank of the Underlying Term Loans and Underlying Liens).

     12.2.12 Additional Information. With reasonable promptness: (a) copies of all communications which Borrower receives or initiates from or to any Underlying Term Loan Borrower and all reports, certificates, and other written materials, including, without limitation, all financial statements, which Borrower receives from or on account of any Underlying Term Loan Borrower; and
(b) such additional financial information or other documentation as Agent may reasonably request.

     12.3 Eligibility Certificate. Borrower shall maintain its membership base so that not less than fifty percent (50%) of its equity interest is owned by Persons engaged in the business of producing vegetables, fruits, or other agricultural products. Within thirty (30) days of the beginning of each calendar year, Borrower shall provide Agent with a written certification signed by an officer thereof stating that Borrower is in compliance with this Section.

     12.4 Maintenance of Existence and Qualification. Borrower shall maintain its corporate existence in good standing under the laws of Delaware. Borrower will qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business, operations and properties.

     12.5 Compliance with Legal Requirements and Agreements. Borrower shall: (a) comply with all laws, rules, regulations and orders applicable to Borrower or its business; and (b) all agreements, indentures, mortgages, and other instruments to which it is a party or by which it or any of its property is bound; provided, however, that the failure of Borrower to comply with this sentence in any instance not directly involving Agent or a Syndication Party shall not constitute an Event of Default unless such failure would have a Material Adverse Effect.

     12.6 Compliance with Environmental Laws. Without limiting the provisions of
Section 12.5 of this Term Credit Agreement, Borrower shall comply in all material respects with, and take all reasonable steps necessary to cause all persons occupying or present on any properties owned or leased by Borrower to comply with, all Environmental Regulations, the failure to comply with which would have a Material Adverse Effect.

     12.7 Taxes. Borrower shall cause to be paid when due all taxes, assessments, and other governmental charges upon it, its income, its sales, its properties, and federal and state taxes withheld from its employees' earnings, unless such taxes, assessments, or other governmental charges shall be contested in good faith by appropriate actions or legal proceedings and Borrower shall establish adequate reserves therefor in accordance with GAAP.

     12.8 Insurance. Borrower shall keep the Collateral insured at all times by an insurance carrier or carriers approved by Agent which have an A rating by the current BEST Key Rating Guide (provided that Florists Mutual Group will be deemed an approved insurance carrier so long as its BEST Key Rating does not fall below its rating as of the Closing Date), against all risks covered by a special form policy (and including flood, earthquake and windstorm coverage) in the amount of the full replacement cost (other than with respect to motor vehicles) of the Collateral as well as liability, worker's compensation, business interruption, boiler and machinery and such other insurance as Bank may reasonably require, in amounts and with deductibles or maximum payouts customarily carried by entities in similar lines of business. Borrower shall also maintain fidelity coverage (including employee dishonesty) on such officers and employees and in such amounts as Agent shall specify, or in the absence of any such specification, as customarily carried by corporations engaged in comparable businesses and comparably situated. Such insurance policies shall contain such reasonable endorsements as Agent shall from time to time require and all liability policies shall name Agent as an additional insured as its interests may appear (and for the benefit of the Syndication Parties). All such insurance policies shall be endorsed with a mortgagee's or loss payable clause, as appropriate, in favor of Agent (and for the benefit of the Syndication Parties). The policy or policies evidencing all insurance referred to in this Section and receipts for the payment of premiums thereon or certificates of such insurance satisfactory to Agent shall be delivered to and held by Agent. All such insurance policies shall contain a provision requiring at least ten (10) days' notice to Agent prior to any cancellation for non-payment of premiums and at least forty-five (45) days' notice to Agent of cancellation for any other reason or of modification or non-renewal. No later than forty (40) days prior to expiration, Borrower shall give Agent (a) satisfactory written evidence of renewal of all such policies with premiums paid, or (b) a written report as to the steps being taken by Borrower to renew or replace all such policies, provided that notwithstanding the receipt of such written report, Agent may at any time thereafter give Borrower written notice to provide Agent with such evidence as described in clause (a), in which case Borrower must do so within ten (10) days of such notice. Borrower agrees to pay all premiums on such insurance as they become due, and will not permit any condition to exist on or with respect to the Collateral which would wholly or partially invalidate any insurance thereon. Effective upon the occurrence of an Event of Default, all of Borrower's right, title and interest in and to all such policies and any unearned premiums paid thereon are hereby assigned to Agent (for the benefit of the Syndication Parties) who shall have the right, but not the obligation, to assign the same to any purchaser of the Collateral at any foreclosure sale. Borrower shall give immediate written notice to the insurance carrier and Agent of any loss. Borrower hereby authorizes and empowers Agent upon the occurrence and during the continuation of an Event of Default, at Agent's option and in Agent's sole discretion, to act as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claim under insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Agent's expenses incurred in the collection of such proceeds, and all insurance policies of Borrower shall provide that Agent may act as Borrower's attorney-in-fact for such purposes.

     12.9 Title to Assets and Maintenance. Borrower shall defend and maintain title to all its material properties and assets, including the Collateral. Borrower shall keep its assets, both real and personal, including the Collateral, in good order and condition consistent with industry practice and shall make all necessary repairs, replacements and improvements so that its business may be properly and advantageously conducted.

     12.10 Payment of Liabilities. Borrower shall pay all liabilities (including, without limitation: (a) any indebtedness for borrowed money or for the deferred purchase price of property or services; (b) any obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP; and (c) any contingent liabilities, such as guaranties, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP) as they become due beyond any period of grace under the instrument creating such liabilities, unless (with the exception of the Bank Debt) they are contested in good faith by appropriate actions or legal proceedings, Borrower establishes adequate reserves therefor in accordance with GAAP, and such contesting will not result in a Material Adverse Effect.

     12.11 Further Assurances; Real Property Security Interests. Borrower shall, as may be required from time to time by Agent, provide such documents as may be necessary or desirable in the judgment of Agent to confirm the security interest in the Collateral granted to Agent for the benefit of the Syndication Parties. Promptly after the purchase or other acquisition of any fee interest in real estate having a cost or Fair Market Value of $25,000.00 or more, Borrower shall provide Agent with written notice of such acquisition and shall grant to Agent (for the benefit of the Syndication Parties) a first deed of trust or mortgage on such real estate (subject to liens permitted by Section 13.3 hereof and to the Intercreditor Agreement), such deed of trust or mortgage to be in form and substance as reasonably specified by Agent. In connection with the delivery of any mortgage or deed of trust, Borrower shall, where required under the guidelines set forth in Subsection 11.1.2 of this Term Credit Agreement, deliver to Agent a mortgagee's title policy satisfactory to Agent in such amount as Agent shall specify, but in no event greater than the value of the real estate, to be obtained at Borrower's sole cost. In connection with entering into, as lessee, any lease of an interest in real property which lease calls for a rental payment equal to or in excess of $25,000.00 per annum, Borrower shall deliver to Agent a Leasehold Assignment & Consent (naming Agent as assignee for the benefit of the Syndication Parties), together with such consents or estoppels of lessor as Agent shall specify.

     12.12 Inspection. Permit Agent or its agents, during normal business hours or at such other times as the parties may agree, to examine Borrower's properties, books, and records, and to discuss Borrower's affairs, finances, operations, and accounts with its respective officers, directors, employees, and independent certified public accountants.

     12.13 Required Licenses; Permits; Etc. Borrower shall duly and lawfully obtain and maintain in full force and effect all Required Licenses.

     12.14 ERISA. In the event Borrower adopts , maintains, or becomes obligated to make payments under, any Borrower Benefit Plan in the future (which Borrower may not do without the prior written consent of Agent), Borrower shall: (a) cause each such Borrower Benefit Plan to comply in all material respects with the Code and ERISA, including but not limited to preparing and delivering each material report, statement or other document required by ERISA and the Code within the period specified therein and conforming in form and substance to the provisions thereof; (b) cause any Borrower Benefit Plan that is intended to satisfy the requirements of Section 401(a) of the Code to satisfy such requirements including, but not limited to obtaining a favorable determination letter with respect to each such Borrower Benefit Plan; and (c) prepare and deliver and (d) administer each Borrower Benefit Plan in all material respects in accordance with the terms of such plan and with ERISA, the Code, and any other applicable law, except to the extent any failure to comply with the preceding clauses (a), (b) or (c) would not have a Material Adverse Effect. Borrower shall take any actions necessary to terminate its status as a participating employer in any employee benefit plan (within the meaning of Section 3(3) of ERISA) sponsored by an other entity. Within ten (10) Business Days after receiving such notice, Borrower shall furnish to Agent any notice received by Borrower relating to an assertion of withdrawal liability imposed by any Multiemployer Plan upon Borrower or Borrower's controlled group prior to the Closing Date, or relating to any violation of the provisions of the Code or ERISA asserted by the Department of Labor, the Pension Benefit Guaranty Corporation or the Department of the Treasury with respect to any Borrower Benefit Plan that could reasonably be expected to have a Material Adverse Effect.

     12.15 Operations and Members. Borrower shall: (a) duly and lawfully obtain and maintain its business and operations for the mutual benefit of the members thereof; (b) furnish services, including financing, to its members; (c) limit its members to farmers, ranchers, or producers or harvesters of aquatic products; (d) either (i) allow no member more than 1 vote, or (ii) refrain from paying dividends on stock or membership capital in excess of 10% per annum or such lesser amount as is permitted by applicable state statutes; (e) prohibit any transfer or acquisition of an interest in Borrower if it would result in less than 80% of the control of Borrower being held by farmers, producers or harvesters of aquatic products; and (f) conduct its business so that transactions with or for its members are at least equal in value to its transactions with nonmembers (other than the United States or agencies thereof).

ARTICLE 13.  NEGATIVE COVENANTS

     From and after the date of this Term Credit Agreement until the Bank Debt is indefeasibly paid in full and the Syndication Parties have no obligation to disburse Loan Proceeds, Borrower agrees that it will observe and comply with the following covenants:

     13.1 Borrowing. Borrower shall not create, incur, assume or permit to exist: (a) any indebtedness for borrowed money or for the deferred purchase price of property or services; (b) any contingent liabilities, such as guarantees; or (c) any obligations under leases which have or should have been characterized as capital leases, as determined in accordance with GAAP, except for: (u) indebtedness owing under the Loan Documents (including Section 5.4 hereof), (v) indebtedness under the Construction Facility and the Line of Credit Facility, (w) leases and purchase money financing of property used in the ordinary course of Borrower's business the aggregate amount of which does not exceed $50,000.00 at any one time; (x) the indebtedness outstanding on the date hereof and which is described on
Exhibit 13.1 hereto; ; and (y) indebtedness constituting any refinancing or refunding of indebtedness described in subparagraphs (w), (v), (w), and (x) of this Section, provided that the principal amount thereof does not increase as a result of any such refinancing or refunding from the balance owing on the date hereof or on the date of such refinancing or refunding, whichever is lower.

     13.2 No Other Businesses. Borrower shall not transact or engage in any business other than the making of loans to its members and to non-members.

     13.3 Liens. Borrower will not create, incur, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance on, or any security interest in, any of the Collateral, except:

          (a) the security interests, mortgages, pledges, liens, or other charges or encumbrances resulting from the Loan Documents and arising out of the Line of Credit Facility and the Construction Facility;

          (b) liens for taxes or other governmental charges which are not due or remain payable without penalty, or are being contested in good faith by appropriate actions or proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made for such taxes or other governmental charges;

          (c) deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations or in connection with or to secure the performance of bids, tenders, trade contracts or leases or to secure statutory obligations or surety or appeal bonds or other pledges or deposits of like nature and all in the ordinary course of business;

          (d) mechanics', carriers', workmen's, repairmen's or other like liens arising in the ordinary course of business in respect of obligations not yet due or which are being contested in good faith and by appropriate proceedings;

          (e) easements, rights-of-way, zoning restrictions and other similar matters incidental to the ownership of property which do not in the aggregate materially detract from the value of such property or assets or materially impair their use in the operation of the business of Borrower; and

          (f) purchase money security interests in property; provided that: (i) such property is used in the ordinary course of Borrower's business, provided that such security interests shall attach only to the property so purchased, (ii) the amount of the purchase money financing so secured does not exceed the amount permitted under Section 13.1, and (iii) the purchase occurred subsequent to the Closing Date.

     13.4 Sale of Assets. Borrower will not sell, convey, assign, lease or otherwise transfer or dispose of, voluntarily, by operation of law or otherwise, any of the Collateral to any Person, except that; (a) Borrower may dispose of equipment which is obsolete or no longer used or useful by Borrower in its business so long as (i) no Event of Default has occurred and is continuing, and
(ii) the transfer is made in an arms length transaction; and (b) Borrower may dispose of worn-out equipment so long as (i) if an Event of Default has occurred and is continuing, any proceeds are paid to Agent (for the benefit of the Syndication Parties) and (ii) such sales do not involve equipment having an aggregate fair market value in excess of $50,000.00 for all such equipment disposed of in any calendar year.

     13.5 Liabilities of Others. Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligation of any other Person.

     13.6 Payments on Indebtedness. Borrower shall not make any principal payment on any indebtedness except: (a) indebtedness owing hereunder, under the Credit Agreement (Line of Credit Facility), and under the Credit Agreement (Construction Loan Funding); and (b) so long as no Event of Default or Potential Default shall exist, other indebtedness permitted by Section 13.1 of this Term Credit Agreement.

     13.7 Merger; Acquisitions; Etc. Borrower shall not merge or consolidate with any entity, or acquire all or substantially all of the assets of any person or entity, or form or create any new subsidiary or affiliate, or commence operations under any other name, organization, or entity, including any joint venture.

     13.8 Loans, Advances and Investments. Except as provided in Section 13.13 hereof and except for the purchase of CoBank Equity Interests, Borrower will not make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that Borrower may own, purchase or acquire:

          (a) commercial paper maturing not in excess of one year from the date of acquisition and rated P1 by Moody's Investors Service, Inc. or A1 by Standard & Poor's Corporation on the date of acquisition;

          (b) certificates of deposit in North American commercial banks rated C or better by Keefe, Bruyette & Woods, Inc. or 3 or better by Cates Consulting Analysts, maturing not in excess of one year from the date of acquisition;

          (c) obligations of the United States government or any agency thereof, the obligations of which are guaranteed by the United States government, maturing, in each case, not in excess of one year from the date of acquisition; and

          (d) repurchase agreements of any bank or trust company incorporated under the laws of the United States of America or any state thereof and fully secured by a pledge of obligations issued or fully and unconditionally guaranteed by the United States government.

     13.9 Transactions With Related Parties. Borrower shall not purchase, acquire, or sell any equipment, other personal property, real property or services from or to any affiliate, except in the ordinary course of Borrower's business and upon fair and reasonable terms no less favorable than would be obtained by Borrower in a comparable arm's-length transaction with an unrelated Person.

     13.10 ERISA. Borrower shall not: (a) adopt, maintain or become obligated to contribute to any Borrower Benefit Plan without the prior written consent of Agent; (b) engage in or permit any transaction which could result in a "prohibited transaction" (as such term is defined in Section 406 of ERISA) or in the imposition of an excise tax pursuant to Section 4975 of the Code; (c) engage in or permit any transaction or other event which could result in a "reportable event" as such term is defined in Section 4043 of ERISA for any Borrower Pension Plan; (d) fail to make full payment when due of all amounts which, under the provisions of any Borrower Benefit Plan, Borrower is required to pay as contributions thereto; (e) permit to exist any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $25,000.00, whether or not waived, with respect to any Borrower Pension Plan; (f) fail to make any payments to any "multiemployer plan" that Borrower may be required to make under any agreement relating to such "multiemployer plan" or any law pertaining thereto; or (g) terminate any Borrower Pension Plan in a manner which could result in the imposition of a lien on any property of Borrower pursuant to
Section 4068 of ERISA. Borrower shall not terminate any Borrower Pension Plan so as to result in any liability to the Pension Benefit Guaranty Corporation. As used in this Section, all terms enclosed in quotation marks shall have the meanings set forth in ERISA. Borrower's failure to comply with any of the foregoing provisions of this Section shall not constitute a breach of this Term Credit Agreement or an Event of Default unless such failure has a Material Adverse Effect.

     13.11 Payment of Dividends. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of any class of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction or capital or otherwise) in respect of any such shares or retire capital equities or other written notices of allocation, or make any other distribution or allocation of its earnings, surplus or assets to any holder of stock, allocated equities or other written notices of allocation, or agree to do any of the foregoing; provided that Borrower may distribute patronage-sourced earnings annually in the form of cash and qualified written notices of allocation, so long as the cash portion is the minimum amount required to qualify the distribution as a deductible patronage distribution for federal income tax purposes, and such written notices constitute equity and not debt.

     13.12 Change in Fiscal Year. Borrower shall not change its fiscal year from a year ending on December 31.

     13.13 Extensions of Credit. Notwithstanding the prohibitions of Section 13.8, Borrower may make extensions of credit as follows:

          (a) Underlying Term Loans approved by Agent for funding hereunder and which are included in the Collateral;

          (b) Underlying Construction Loans approved by Agent for funding under the Credit Agreement (Construction Loan Funding); and

          (c) Loans approved by Agent for funding under the Credit Agreement (Line of Credit Loan).

     13.14 Amendment/Waiver of Provisions of Underlying Term Loan Documents. Borrower shall not, without the prior written consent of Agent, amend, or agree to amend, or waive any material provision of, or give its consent with respect to any material matter under, any of the Underlying Term Loan Documents after originals or copies thereof have been delivered to Agent in connection with a Request for Underlying Term Loan Activation.

ARTICLE 14.  INDEMNIFICATION

     14.1 General; Stamp Taxes; Intangibles Tax. Borrower agrees to indemnify and hold Agent and each Syndication Party and their directors, officers, employees, agents, professional advisers and representatives ("Indemnified Parties") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which Agent or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys' fees incurred by any Indemnified Party, arising out of or resulting from: (a) the material inaccuracy of any representation or warranty of Borrower or Guarantor in this Term Credit Agreement or the other Loan Documents; (b) the material failure of Borrower or Guarantor to perform or comply with any covenant or obligation of Borrower or Guarantor under this Term Credit Agreement or the other Loan Documents; or (c) the exercise by Agent of any right or remedy set forth in this Term Credit Agreement or the other Loan Documents, provided that Borrower shall have no obligation to indemnify any Indemnified Party against claims, damages, losses, liabilities, costs or expenses to the extent that a court of competent jurisdiction renders a final non-appealable determination that the foregoing are solely the result of the willful misconduct or gross negligence of such Indemnified Party. In addition, Borrower agrees to indemnify and hold the Indemnified Parties harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which Agent or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys' fees incurred by any Indemnified Party, arising out of or resulting from the imposition or nonpayment by Borrower of any stamp tax, intangibles tax, or similar tax imposed by any state, including any amounts owing by virtue of the assertion that the property valuation used to calculate any such tax was understated. Borrower shall have the right to assume the defense of any claim as would give rise to Borrower's indemnification obligation under this Section with counsel of Borrower's choosing so long as such defense is being diligently and properly conducted and Borrower shall establish to the Indemnified Party's satisfaction that the amount of such claims are not, and will not be, material in comparison to the liquid and unrestricted assets of Borrower available to respond to any award which may be granted on account of such claim. So long as the conditions of the preceding sentence are met, Indemnified Party shall have no further right to reimbursement of attorney's fees incurred thereafter. The obligation to indemnify set forth in this Section shall survive the termination of this Term Credit Agreement and other covenants.

     14.2 Indemnification Relating to Hazardous Substances. Borrower shall not locate, produce, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from any property owned or held by Borrower, except in accordance with all Environmental Regulations; Borrower shall not permit any Hazardous Substance to be located, produced, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape in, upon, under, over or from any property owned or held by Borrower, except in accordance with Environmental Regulations; and Borrower shall comply with all Environmental Regulations which are applicable to such property. If Agent reasonably believes that an Environmental Regulation has been violated by Borrower's activities upon property owned or held by Borrower, and if Agent so requests, Borrower shall have prepared an environmental review, audit, assessment and/or report relating to the subject property, at Borrower's sole cost and expense, by an engineer or other environmental expert acceptable to Agent. If, however, the environmental review, audit, assessment and/or report reveals that no Environmental Regulation has been violated, Agent shall reimburse Borrower for the costs and expenses of such engineer or other environmental expert in completing such audit or report. Borrower shall indemnify the Indemnified Parties against, and shall reimburse the Indemnified Parties for, any and all claims, demands, judgments, penalties, liabilities, costs, damages and expenses, including court costs and attorneys' fees incurred by the Indemnified Parties (prior to trial, at trial and on appeal) in any action against or involving the Indemnified Parties, resulting from any breach of the foregoing covenants, or from the discovery of any Hazardous Substance in, upon, under or over, or emanating from, such property, it being the intent of Borrower and the Indemnified Parties that the Indemnified Parties shall have no liability or responsibility for damage or injury to human health, the environmental or natural resources caused by, for abatement and/or clean-up of, or otherwise with respect to, Hazardous Substances by virtue of the interest of Agent, or any Syndication Party, in the property created by any documents securing Bank Debt (including without limitation the Loan Documents) or as the result of Agent or any Syndication Party exercising any of its rights or remedies with respect thereto, including but not limited to becoming the owner thereof by foreclosure or conveyance in lieu of foreclosure. The foregoing covenants of this Section shall be deemed continuing covenants for the benefit of the Indemnified Parties, and any successors and assigns of the Indemnified Parties, including but not limited to the holder of any certificate of purchase, any transferee of the title of Agent or any Syndication Party or any subsequent owner of the property, and shall survive the satisfaction or release of any lien, any foreclosure of any lien and/or any acquisition of title to the property or any part thereof by Agent or any Syndication Party, or anyone claiming by, through or under Agent or any Syndication Party or Borrower by deed in lieu of foreclosure or otherwise. Any amounts covered by the foregoing indemnification shall bear interest from the date incurred at the Default Interest Rate, shall be payable on demand, and shall be secured by the Security Documents. The indemnification and covenants of this Section shall survive the termination of this Term Credit Agreement and other covenants.

ARTICLE 15.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     15.1 Events of Default. The occurrence of any of the following events (each an "Event of Default") shall, at the option of Agent, make the entire Bank Debt immediately due and payable (provided, that in the case of an Event of Default under Subsection 15.1(f) all amounts owing under the Notes and the other Loan Documents shall automatically and immediately become due and payable without any action by or on behalf of Agent), and Agent may exercise all rights and remedies for the collection of any amounts outstanding hereunder and take whatever action it deems necessary to secure itself, all without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

          (a) Failure of Borrower to pay within five (5) days of the date when due, whether by acceleration or otherwise, any of the Bank Debt in accordance with this Term Credit Agreement or the other Loan Documents.

          (b) Any representation or warranty set forth in any Loan Document, any Commitment Request, Request for Term Loan Activation, Advance Request, Village Farms Advance Request, or in the Guaranty or Guarantor Security Documents, or in connection with any transaction contemplated by any such document, shall prove in any material respect to have been false or misleading when made by Borrower or Guarantor.

          (c) Any default by Borrower or Guarantor in the performance or compliance with the covenants, promises, conditions or provisions of Sections 12.3, 12.8, 12.12, 13.1, 13.3, 13.4, 13.5, 13.7, 13.11, 13.12, or
     13.14 of this Term Credit Agreement, or Sections 9.1, 9.3, 9.4, 9.5, 9.6, 9.8, 9.9, or 9.13 of the Guaranty.

          (d) Any breach of the  covenants  set forth in  Sections  12.2,  12.9,
     12.10 (except as provided in Section 15.1(e)),  12.13,  12.14, 12.15, 13.6,
     13.8, 13.9, or 13.10 of this Term Credit Agreement or Sections 9.2, 9.7, 9.10, or 9.11 of the Guaranty, and such failure continues for five (5) days after Borrower learns of such failure to comply, whether by Borrower's own discovery or through notice from Agent.

          (e) The failure of Borrower or Guarantor to pay when due, or failure to perform or observe any other obligation or condition with respect to any of the following obligations to any Person, beyond any period of grace under the instrument creating such obligation: (i) any indebtedness for borrowed money or for the deferred purchase price of property or services,
     (ii) any obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP, or (iii) any contingent liabilities, such as guaranties, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP; provided that no such failure will be deemed to be an Event of Default hereunder unless and until the aggregate amount owing under obligations with respect to which such failures have occurred and are continuing is at least$50,000.00 as to Borrower, and/or at least $50,000.00 as to Guarantor.

          (f) Borrower or Guarantor applies for or consents to the appointment of a trustee or receiver for any part of its properties; any bankruptcy, reorganization, debt arrangement, dissolution or liquidation proceeding is commenced or consented to by Borrower or Guarantor; or any application for appointment of a receiver or a trustee, or any proceeding for bankruptcy, reorganization, debt management or liquidation is filed for or commenced against Borrower or Guarantor, and is not withdrawn or dismissed within sixty (60) days thereafter.

          (g) Failure of Borrower or Guarantor to comply with any other provision of this Term Credit Agreement or the other Loan Documents not constituting an Event of Default under any of the preceding provisions of this Section 15.1, and such failure continues for thirty (30) days after Borrower or Guarantor learns of such failure to comply, whether by Borrower's or Guarantor's own discovery or through notice from Agent.

          (h) The Guaranty or the Guarantor Security Documents shall, at any time after their execution, cease to be in full force and effect, or shall be revoked or declared null and void, or the validity or enforceability thereof shall be contested by Guarantor, or Guarantor shall deny any further liability or obligation thereunder, or shall be in default or fail to perform its obligations thereunder, or any covenant or agreement set forth therein shall be breached, or Guarantor should breach or be in default under the terms of any of the Guarantor Security Documents.

          (i) The occurrence of an event of default, unless and until a written waiver thereof has been granted by the Agent thereunder, under the following agreements of even date herewith and executed by and between Borrower, as borrower thereunder, CoBank as agent and (alone, or with any other Person) as a syndication party thereunder: Credit Agreement (Construction Loan Funding), and Credit Agreement (Line of Credit Facility).

          (j) The entry of one or more judgments in an aggregate amount in excess of $50,000.00 against Borrower and/or in excess of $100,000.00 against Guarantor in either case not stayed, discharged or paid within thirty (30) days after entry.

          (k) The occurrence of an event of default under any Underlying Term Loan.

     15.2 No Advances. The Syndication Parties shall have no obligation to disburse Loan Proceeds if a Potential Default or an Event of Default shall occur and be continuing.

     15.3 Rights and Remedies.  In addition to the remedies set forth in Section
15.1 and 15.2 of this Term Credit Agreement, upon the occurrence of an Event of Default, Agent shall, subject to the provisions of Section 15.4 hereof, be entitled to exercise all the rights and remedies provided in the Security Documents and other Loan Documents and by any applicable law, including, without limitation, the Uniform Commercial Code as enacted in the state of Colorado or the state where the Collateral is located at such time, whichever provides Agent with greater rights. Each and every right or remedy granted to Agent pursuant to this Term Credit Agreement and the other Loan Documents, or allowed Agent by law or equity, shall be cumulative. Failure or delay on the part of Agent to exercise any such right or remedy shall not operate as a waiver thereof. Any single or partial exercise by Agent of any such right or remedy shall not preclude any future exercise thereof or the exercise of any other right or remedy.

     15.4 Limitation on Rights and Remedies.  Notwithstanding  the provisions of
Section 15.3 hereof, when the sole Event of Default is an Event of Default caused by Section 15.1(k) hereof, Agent will, for a period of time designated by Agent in its sole discretion, refrain from accelerating the Loan if Borrower promptly (a) proposes, and diligently pursues, a course of action (for example, for collection, restructuring, or assignment) with respect to such Underlying Term Loan to which course of action the Super Majority give Agent their written approval in their sole discretion; (b) ceases making advances thereunder; and
(c) charges interest on such Underlying Term Loan at the default rate specified in the relevant Underlying Term Loan Documents).

ARTICLE 16.  AGENCY AGREEMENT

     16.1 Funding of Syndication Interest. (a) Each Syndication Party, severally but not jointly, hereby irrevocably agrees to fund its Syndication Share of all Advances from time to time pursuant to the terms and conditions contained herein; provided that no Syndication Party shall be required to fund an Advance in an amount such that the aggregate principal balance owing to such Syndication Party after such funding would be in excess of such Syndication Party's Maximum Syndication Amount. Each Syndication Party's interest in the Advances ("Syndication Interest") hereunder shall be without recourse to Agent or any other Syndication Party and shall not be construed as a loan from any Syndication Party to Agent or any other Syndication Party.

     16.2 Syndication Parties' Obligations to Remit Funds. Each Syndication Party agrees to remit the amount of each Advance requested by Borrower as set forth in each Notice of Loan Advance multiplied by its Syndication Share ("Advance Payment") as such Notice of Loan Advance may be sent, in the manner provided in Section 16.3 hereof, from time to time for Advances to be made under the Loan on or prior to the Maturity Date.

     16.3 Notice and Timing of Each Advance Payment. On the Business Day on which Agent approves an Advance Request for funding, Agent shall provide each Syndication Party with a notice in substantially the form attached hereto as
Exhibit 16.3 ("Notice of Loan Advance"), indicating, among other things, the amount ("Loan Advance Amount") and Advance Date of the requested Advance and the amount of the Syndication Party's Advance Payment. Each syndication Party shall remit its Advance Payment directly to Agent on the date specified in the Notice of Loan Advance which shall not be later than the Advance Date ("Syndication Party Advance Date").

     16.4 Syndication Party's Failure to Remit Funds. If a Syndication Party ("Delinquent Syndication Party") fails to remit its Advance Payment in full by 11:00 a.m. Central time on the Syndication Party Advance Date (the unpaid amount of any such payment being hereinafter referred to as the "Delinquent Amount"), in addition to any other remedies available hereunder, any other Syndication Party or Syndication Parties may, but shall not be obligated to, pay the Delinquent Amount (the Syndication Party or Syndication Parties which advance such Delinquent Amount are referred to as the "Contributing Syndication Parties"), in which case (a) the Delinquent Amount which any Contributing Syndication Party pays shall not count as an Advance Payment against the Maximum Syndication Amount of the Contributing Syndication Party, and (b) the Delinquent Syndication Party shall be obligated to pay to Agent, for the account of the Contributing Syndication Parties, interest on the Delinquent Amount at a rate of interest equal to the rate of interest which Borrower is obligated to pay on the Delinquent Amount ("Delinquency Interest") until the Delinquent Syndication Party remits the full Delinquent Amount and remits all Delinquency Interest to Agent, which will distribute such payments to the Contributing Syndication Parties (pro rata based on the amount of the Delinquent Amount which each of them (if more than one) paid) on the same Business Day as such payments are received by Agent if received no later than 11:00 a.m. Central time or the next Business Day if received by Agent thereafter. In addition, the Contributing Syndication Parties shall be entitled to share, on the same pro rata basis, and Agent shall pay over to them, for application against Delinquency Interest and the Delinquent Amount, the Delinquent Syndication Party's Payment Distribution and any fee distributions made under Section 16.11 hereof until the Delinquent Amount and all Delinquency Interest have been paid in full. For voting purposes the Agent shall readjust the Syndication Shares of such Delinquent Syndication Party and the Contributing Syndication Parties from time to time first to reflect the advance of the Delinquent Amount by the Contributing Syndication Parties, and then to reflect the full or partial reimbursement to the Contributing Syndication Parties of such Delinquent Amount. In the event no Syndication Party elects to pay the Delinquent Amount with respect to any Loan Advance Amount but Borrower elects to receive such Loan Advance Amount (less the Delinquent Amount), the proportionate share of Payment Distributions to which the Delinquent Syndication Party is entitled and its proportionate voting rights shall be adjusted to reflect its failure to pay the Delinquent Amount. As between the Delinquent Syndication Party and the Contributing Syndication Parties, the Delinquent Syndication Party's interest in its Note shall be deemed to have been partially assigned to the Contributing Syndication Parties in the amount of the Delinquent Amount and Delinquency Interest owing to the Contributing Syndication Parties from time to time.

     16.5 Agency Appointment. Each of the Syndication Parties hereby designates and appoints Agent to act as agent to service and collect the Loan and its respective Note and to take such action on behalf of such Syndication Party with respect to the Loan and such Note, and to execute such powers and to perform such duties, as specifically delegated or required herein, as well as to exercise such powers and to perform such duties as are reasonably incident thereto, and to receive and benefit from such fees and indemnifications as are provided for or set forth herein, until such time as a successor is appointed and qualified to act as Agent.

     16.6 Power and Authority of Agent. Without limiting the generality of the power and authority vested in Agent pursuant to Section 16.5 hereof, the power and authority vested in Agent includes, but is not limited to, the following:

     16.6.1 Advice. To solicit the advice and assistance of each of the Syndication Parties concerning the administration of the Loan and the exercise by Agent of its various rights, remedies, powers, and discretions with respect thereto.

     16.6.2 Documents. To execute, seal, acknowledge, and deliver as Agent, all such instruments as may be appropriate in connection with the administration of the Loan and the exercise by Agent of its various rights with respect thereto.

     16.6.3 Proceedings. To initiate, prosecute, defend, and to participate in, actions and proceedings in its name as Agent for the ratable benefit of the Syndication Parties.

     16.6.4 Retain Professionals. To retain attorneys, accountants, and other professionals to provide advice and professional services to Agent, with their fees and expenses reimbursable to Agent by Syndication Parties pursuant to
Section 16.18 hereof.

     16.6.5 Incidental Powers. To exercise powers reasonably incident to Agent's discharge of its duties enumerated in Section 16.7 hereof.

     16.7 Duties of Agent. The duties of Agent hereunder shall consist of the following:

     16.7.1 Possession of Documents. To safekeep one original of each of the Loan Documents other than the Notes (which will be in the possession of the Syndication Party named as payee therein).

     16.7.2 Distribute Payments. To receive and distribute to the Syndication Parties payments made by Borrower pursuant to the Loan Documents.

     16.7.3 Collections. Subject to the provisions of Section 16.9 hereof, to, on behalf of and for the ratable benefit of all Syndication Parties, in accordance with customary banking practices, exercise all rights, remedies, powers, privileges, and discretion to which Agent is entitled to collect amounts owing under the Loan and the Notes.

     16.8 Agent's Resignation or Removal. Agent may resign at any time by giving at least sixty (60) days' prior written notice of its intention to do so to each of the Syndication Parties. After the receipt of such notice, the Syndication Parties holding in the aggregate at least 66 2/3% of the Syndication Shares of the Loan ("Majority Lenders") shall appoint a successor ("Successor Agent"). If
(a) no Successor Agent shall have been so appointed which is either (i) a Syndication Party, or (ii) if not a Syndication Party, which is a Person approved by Borrower, or (b) if such Successor Agent has not accepted such appointment, in either case within forty-five (45) days after the retiring Agent's giving of such notice of resignation, then the retiring Agent may appoint a Successor Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $250,000,000. Any Agent may be removed upon the written demand of the Super Majority, which demand shall also appoint a Successor Agent. Upon the appointment of a new Agent hereunder, the term "Agent" shall for all purposes of this Term Credit Agreement thereafter mean such successor. After any retiring Agent's resignation hereunder as Agent, or the removal hereunder of any Agent, the provisions of this Term Credit Agreement shall continue to inure to the benefit of such Agent as to any actions taken or omitted to be taken by it while it was Agent under this Term Credit Agreement.

     16.9 Consent  Required for Certain  Actions.  Except as provided in Section
15.4 hereof, Agent may not take any of the following actions (nor may the Syndication Parties take the action described in Subsection 16.9.1(c)) with respect to, or under, the Loan Documents without the prior written consent, given after notification by Agent of its intention to take any such action (or notification by such Syndication Parties as are proposing the action described in Subsection 16.9.1(c) of their intention to do so), of Syndication Parties holding in the aggregate, at the time of such notification:

     16.9.1 Unanimous. One hundred percent (100%) of the Syndication Shares before:

          (a) Agreeing to an increase in the Aggregate Commitment amount or an extension of the Maturity Date;

          (b) Agreeing to a reduction in the amount, or to a delay in the due date, of any payment by Borrower of interest, principal, or fees; provided, however, this restriction shall not apply to a delay in payment granted by Agent in the ordinary course of administration of the Loan and the exercise of reasonable judgment (so long as such payment delay does not exceed five
     (5) days);

          (c) Reducing the voting rights percentage set forth in this Subsection 16.9.1; or

          (d) Releasing the lien on any of the Collateral except in connection with the full payment of the Underlying Term Loan with respect to which such Collateral relates.

     16.9.2 Majority Lenders. A sufficient interest to constitute the Majority Lenders before:

          (a) Consenting to any action, amendment, or granting any waiver, not covered in Subsection 16.9.1; or

          (b) Agreeing to amend Article 16 of this Term Credit Agreement.

If no written consent or denial is received from a Syndication Party within five
(5) Business Days after written notice of any proposed action as described in this Section is delivered to such Syndication Party by Agent, such Syndication Party shall be conclusively deemed to have consented thereto for the purposes of this Section.

     16.10 Distribution of Principal and Interest. Agent will receive and accept all payments (including prepayments) of principal and interest made by Borrower on the Loan and the Notes and will hold all such payments in trust for the benefit of all present and future Syndication Parties, and, if requested in writing by the Majority Lenders, in an account segregated from Agent's other funds and accounts ("Payment Account"). After the receipt by Agent of any payment representing interest or principal on the Loan, Agent shall remit to each Syndication Party an amount equal to such payment, multiplied by the Syndication Party's Syndication Share ("Payment Distribution") no later than the same Business Day as such payment is received by Agent if received no later than 11:00 a.m. Central Time or the next Business Day if received by Agent thereafter. Any Syndication Party's rights to its Payment Distribution shall be subject to the rights of any Contributing Syndication Parties to such amounts as set forth in Section 16.4 hereof.

     16.11 Distribution of Certain Fees and Amounts. Agent shall (a) receive and hold in trust for the benefit of all present and future Syndication Parties, in the Payment Account and, if requested in writing by the Majority Lenders, segregated from Agent's other funds and accounts and (b) shall remit to the Syndication Parties, as indicated, the fees and other amounts described below:

     16.11.1 Commitment Fee. The quarterly Commitment Fee paid by Borrower to Agent in connection with the Loan shall be distributed to Syndication Parties in accordance with their respective Syndication Shares no later than the same Business Day that payment of such fee is received by Agent, if received no later than 11:00 a.m. Central Time, or the next Business Day if received by Agent thereafter.

     16.11.2 Funding Losses. The amount of any Funding Losses paid by Borrower to Agent in connection with a prepayment of any portion of a Fixed Loan shall be distributed to the Syndication Parties in accordance with their respective Syndication Shares no later than the same Business Day that payment of such Funding Losses is received by Agent, if received no later than 11:00 Central time, or the next Business Day if received by Agent thereafter.

     16.12 Possession of Loan Documents. The Loan Documents (other than the Notes) shall be held by Agent in its name, for the ratable benefit of itself and the other Syndication Parties without preference or priority.

     16.13 Collateral Application. The Syndication Parties shall have no interest in any other loans made to Borrower by any other Syndication Party other than the Loan, or in any property taken as security for any other loan or loans made to Borrower by any other Syndication Party, or in any property now or hereinafter in the possession or control of any other Syndication Party, which may be or become security for the Loan solely by reason of the provisions of a security instrument that would cause such security instrument and the property covered thereby to secure generally all indebtedness owing to such other Syndication Party. Notwithstanding the foregoing, to the extent such other Syndication Party applies such funds or the proceeds of such property to reduction of the Loan, such other Syndication Party shall share such funds or proceeds with all Syndication Parties according to their respective Syndication Shares. In the event that any Syndication Party shall obtain payment, whether partial or full, from any source in respect of the Loan, including without limitation payment by reason of the exercise of a right of offset, banker's lien, general lien, or counterclaim, reducing such Syndication Party's outstanding balance in the Loan to below its Syndication Share, such Syndication Party will promptly make such adjustments (which may include payment in cash or the purchase of further syndications or participations in the Loan) to the end that such excess payment shall be shared with all other Syndication Parties in accordance with their respective Syndication Shares.

     16.14 Amounts Required to be Returned. If Agent makes any payment to a Syndication Party in anticipation of the receipt of final funds from Borrower, and such funds are not received from Borrower, or if excess funds are paid by Agent to any

Syndication Party as the result of a miscalculation by Agent, then Syndication Party shall, on demand of Agent, forthwith return to Agent any such amounts, plus interest thereon (from the day such amounts were transferred by Agent to the Syndication Party to, but not including, the day such amounts are returned by Syndication Party) at a rate per annum equal to the Federal Funds Rate in effect on the date of such demand. If Agent is required at any time to return to Borrower or a trustee, receiver, liquidator, custodian, or similar official any portion of the payments made by Borrower to Agent, whether pursuant to any bankruptcy or insolvency law or otherwise, then Syndication Party shall, on demand of Agent, forthwith return to Agent any such payments transferred to Syndication Party by Agent but without interest or penalty (unless Agent is required to pay interest or penalty on such amounts to the person recovering such payments).

     16.15 Reports and Information to Syndication Parties. Agent shall use reasonable efforts to provide to Syndication Parties, as soon as practicable after actual knowledge thereof is acquired by an officer thereof primarily responsible for Agent's duties as such with respect to the Loan or primarily responsible for the credit relationship between Agent and Borrower: (a) notice of the existence of any Event of Default or Potential Default under the Loan Documents, and (b) any material factual information which has a material adverse effect on the creditworthiness of Borrower and Borrower hereby authorizes such disclosure by Agent to the Syndication Parties. Failure of Agent to provide the information referred to in this Section shall not result in any liability upon, or right to make a claim against, Agent except where a court of competent jurisdiction renders a final non-appealable determination that such failure is a result of the willful misconduct or gross negligence of Agent. Syndication Parties acknowledge and agree that all information and reports received pursuant to this Term Credit Agreement will be received in confidence in connection with their Syndication Interest, and that such information and reports constitute confidential information and shall not be disclosed to any third party, except pursuant to appropriate legal or regulatory process, (or used by the Syndication Party except in connection with the Loan and its Syndication Interest) without the prior written consent of Agent or Borrower, as applicable.

     16.16 Standard of Care. Agent shall not be liable to Syndication Parties for any error in judgment or for any action taken or not taken by Agent or its agents, except for its gross negligence or willful misconduct. Subject to the preceding sentence, Agent will exercise the same care in administering the Loan and the Loan Documents as it exercises for similar loans which it holds for its own account and risk, and Agent shall not have any further responsibility to the Syndication Parties. Without limiting the foregoing, Agent may rely on the advice of counsel concerning legal matters and on any written document it believes to be genuine and correct and to have been signed or sent by the proper Person or Persons.

     16.17 No Trust Relationship. Neither the execution of this Term Credit Agreement, nor the sharing in the Loan, nor the holding of the Loan Documents in its name by Agent, nor the management and administration of the Loan and Loan

Documents by Agent (including the obligation to hold certain payments and proceeds in the Payment Account in trust for the Syndication Parties), nor any other right, duty or obligation of Agent under or pursuant to this Term Credit Agreement is intended to be or create, and none of the foregoing shall be
construed  to  be  or  create,  any  express,   implied  or  constructive  trust
relationship between Agent and any Syndication Party. Each Syndication Party hereby agrees and stipulates that Agent is not acting as trustee for such Syndication Party with respect to the Loan, this Term Credit Agreement, or any aspect of either, or in any other respect.

     16.18 Sharing of Costs and Expenses. To the extent not paid by Borrower, each Syndication Party will promptly upon demand reimburse Agent, ratably according to their respective Syndication Shares, for all reasonable costs, disbursements, and expenses incurred by Agent on or after the date of this Term Credit Agreement for legal, accounting, consulting, and other services rendered to Agent in its role as Agent in the administration of the Loan, interpreting the Loan Documents, and protecting, enforcing, or otherwise exercising any rights, both before and after default by Borrower under the Loan Documents, and including, without limitation, all costs and expenses incurred in connection with any bankruptcy proceedings; provided, however, that the costs and expenses to be shared in accordance with this Section shall not include any costs or expenses incurred by CoBank solely as a Syndication Party in connection with the Loan, nor to Agent's internal costs and expenses.

     16.19 Syndication Parties' Indemnification of Agent. Each of the Syndication Parties agree to indemnify Agent, including any Successor Agent, and its directors, officers, employees, agents, professional advisers and representatives ("Indemnified Agency Parties"), (to the extent not reimbursed by Borrower, and without in any way limiting the obligation of Borrower to do so), ratably according to their respective Syndication Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loan and/or the expiration or termination of the Syndication Interests or this Term Credit Agreement) be imposed on, incurred by or asserted against Agent (or any of the Indemnified Agency Parties while acting for Agent or for any Successor Agent) in any way relating to or arising out of this Term Credit Agreement or the Loan Documents, or the performance of the duties of Agent hereunder or thereunder or any action taken or omitted while acting in the capacity of Agent under or in connection with any of the foregoing; provided that the Syndication Parties shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Indemnified Agency Party to the extent that any of the forgoing result from the gross negligence or willful misconduct of that Indemnified Agency Party as determined by a court of competent jurisdiction. The agreements and obligations in this Section shall survive the payment of the Loan, the Syndication Interests, and the expiration or termination of this Term Credit Agreement.

     16.20 Books and Records. Agent shall maintain such books of account and records relating to the Loan as it maintains with respect to other loans of similar type and amount, and which shall clearly and accurately reflect the Syndication Interest of each Syndication Party. Syndication Parties, or their agents, may inspect such books of account and records at all reasonable times during Agent's regular business hours.

     16.21 Administrative Agent Fee. CoBank shall not be entitled to any fee or compensation other than the Administrative Agent Fee for acting as Agent ("Administrative Agent Fee"). In the event the Successor Agent is contractually entitled to an additional fee, each Syndication Party will be responsible for the amount thereof multiplied by their Syndication Share.

     16.22 Representations and Warranties of All Parties. Agent and each Syndication Party represents and warrants that (a) the making and performance of this Term Credit Agreement is within its power and has been duly authorized by all necessary corporate and other action by it, (b) this Term Credit Agreement is in compliance with all applicable laws and regulations promulgated under such laws and does not conflict with nor constitute a breach of its charter or by-laws nor any agreements by which it is bound, and does not violate any judgment, decree or governmental or administrative order, rule or regulation applicable to it, (c) no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by it in connection with the execution, delivery and performance of its duties under this Term Credit Agreement, and (d) this Term Credit Agreement has been duly executed by it, and constitutes the legal, valid, and binding obligation of such Person, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). Each Syndication Party that is a state or national bank represents and warrants that the act of entering into and performing its obligations under this Term Credit Agreement has been approved by its board of directors or its loan committee and such action was duly noted in the written minutes of the meeting of such board or committee, and that it will furnish Agent with a certified copy of such minutes or an excerpt therefrom reflecting such approval.

     16.23 Representations and Warranties of CoBank. CoBank, in its role as Syndication Party and as Agent, makes no express or implied representation or warranty and assumes no responsibilities with respect to the due authorization, execution, or delivery of the Loan Documents; the accuracy of any information, statements, or certificates provided by Borrower, the legality, validity, or enforceability of the Loan Documents; the filing or recording of any document; the collectibility of the Loan; the performance by any Borrower of any of its obligations under the Loan Documents; or the financial condition or solvency of any Borrower or any other party obligated with respect to the Loan.

     16.24 Syndication Parties' Independent Credit Analysis. Each Syndication Party acknowledges receipt of true and correct copies of all Loan Documents (other than any Note payable to another Syndication Party) from Agent. Each Syndication Party agrees and represents that it has relied upon its independent review (a) of the Loan Documents, and (b) any information independently acquired by such Syndication Party from Borrower or otherwise in making its decision to acquire an interest in the Loan independently and without reliance on CoBank or Agent. Each Syndication Party represents and warrants that it has obtained such information as it deems necessary (including any information such Syndication Party independently obtained from Borrower or others) prior to making its decision to acquire an interest in the Loan. Each Syndication Party further agrees and represents that it has made its own independent analysis and appraisal of and investigation into each Borrower's authority, business, operations, financial and other condition, creditworthiness, and ability to perform its obligations under the Loan Documents and has relied on such review in making its decision to acquire an interest in the Loan. Each Syndication Party agrees that it will continue to rely solely upon its independent review of the facts and circumstances related to Borrower, and without reliance upon CoBank or Agent, in making future decisions with respect to all matters under or in connection with the Loan Documents and its participation in the Loan. CoBank and Agent assume no responsibility for the financial condition of Borrower or any Underlying Term Loan Borrower or for the performance of Borrower's obligations under the Loan Documents nor for the performance of any Underlying Term Borrower of its obligations under the Underlying Term Loan Documents. Except as otherwise expressly provided herein, neither CoBank nor any other Syndication Party shall have any duty or responsibility to furnish to any other Syndication Parties any credit or other information concerning Borrower which may come into its possession.

     16.25 No Joint Venture or Partnership. Neither the execution of this Term Credit Agreement, the sharing in the Loan, nor any agreement to share in payments or losses arising as a result of this transaction is intended to be or to create, and the foregoing shall not be construed to be, any partnership, joint venture or other joint enterprise between Agent and any Syndication Party, nor between any of the Syndication Parties.

     16.26 Purchase for Own Account/Restrictions on Transfer. Each Syndication Party represents that it has acquired and is retaining its Syndication Interest in the Loan for its own account in the ordinary course of its banking or financing business and not with a view toward the sale, distribution, further participation, or transfer thereof. Each Syndication Party other than CoBank agrees that it will not sell, assign, convey or otherwise dispose of ("Transfer"), or create or permit to exist any lien or security interest on all or any part of its Syndication Interest in the Loan, without the prior written consent of Agent and Borrower (which consent will not be unreasonably withheld); provided that (a) any such Transfer (except a Transfer to another Syndication Party or a Transfer by CoBank) must be in a minimum amount of the lesser of (i) $5,000,000.00 or (ii) the full amount of the Syndication Interest, (b) the transferee must execute an agreement substantially in the form of Exhibit 16.26 hereto ("Syndication Acquisition Agreement") and assume all of the transferor's obligations hereunder and execute such documents as Agent may reasonably require, and (c) the Syndication Party making such Transfer must pay Agent an assignment fee of $2,500.00. Any Syndication Party may participate any part of its Syndication Interest in the Loan to any Person with the prior written consent of Agent and Borrower (which consent will not be unreasonably withheld), and each Syndication Party understands and agrees that in the event of any such participation, (x) its Syndication Share and Maximum Syndication Amount will not change on account of such participation, (y) except as provided in Section 16.27 hereof, the participant will have no rights under this Term Credit Agreement, including, without limitation, voting rights or the right to receive payments or distributions, and (z) Agent shall continue to deal directly with the Syndication Party with respect to the Loan and the Syndication Party's Syndication Interest as though no participation had been granted and will not be obligated to deal directly with any participant. Notwithstanding any provision contained herein to the contrary, any Syndication Party may at any time pledge or assign all or any portion of its Syndication Interest to any Federal Reserve Bank in accordance with applicable law.

     16.27 Certain Participants' Voting Rights. All Persons which purchase a participation interest in CoBank's interest as a Syndication Party hereunder may, in CoBank's sole discretion (or as required in any agreement under which such purchase is made and governed), be allowed by CoBank to vote, on a dollar basis, on any matter requiring or allowing CoBank, in its capacity as a Syndication Party, to provide or withhold its consent, or to otherwise vote on any proposed action.

     16.28 Method of Making Payments. Payment and transfer of all amounts owing or to be paid or remitted hereunder, including, without limitation, payment of the Initial Payment and each Advance Payment by Syndication Parties, and distribution of principal or interest payments or fees or other amounts by Agent, shall be by wire transfer in accordance with the instructions contained on Exhibit 16.28 hereto ("Wire Instructions").

     16.29 Events of Syndication Default/Remedies.

     16.29.1 Syndication Party Default. Any of the following occurrences, failures or acts, with respect to any of the Syndication Parties shall constitute an Event of Syndication Default hereunder by such party: (a) if any representation or warranty made by such party in this Term Credit Agreement shall be found to have been untrue in any material respect, (b) if such party fails to make any distributions or payments required under this Term Credit Agreement within five (5) days of the date required, (c) if such party breaches any other covenant, agreement, or provision of this Term Credit Agreement which breach shall have continued uncured for a period of thirty (30) consecutive days after such breach first occurs, unless a shorter period is required to avoid prejudicing the rights and position of the other Syndication Parties, (d) if any agency having supervisory authority over such party, or any creditors thereof, shall file a petition to reorganize or liquidate such party pursuant to any applicable federal or state law or regulation and such petition shall not be discharged or denied within fifteen (15) days after the date on which it is filed, (e) if by the order of a court of competent jurisdiction or by any appropriate supervisory agency, a receiver, trustee or liquidator shall be appointed for such party or for all or any material part of its property or if such party shall be declared insolvent, or (f) if such party shall be dissolved, or shall make an assignment for the benefit of its creditors, or shall file a petition seeking to take advantage of any debtors' act, including the bankruptcy act, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or liquidator of all or any material part of its property.

     16.29.2 Remedies. Upon the occurrence of an Event of Syndication Default, the non-defaulting parties, acting by, or through the direction of, a simple majority (determined on the basis of Syndication Share) of the non-defaulting parties, may, in addition to any other remedy specifically set forth in this Term Credit Agreement, have and exercise any and all remedies available generally at law or equity, including the right to damages and to specific performance.

     16.30 Withholding Taxes. Each Syndication Party represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Agent and to Borrower such forms, certifications, statements and other documents as Agent or Borrower may request from time to time to evidence such Syndication Party's exemption from the withholding of any tax imposed by any jurisdiction or to enable Agent or Borrower, as the case may be, to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Syndication Party is not created or organized under the laws of the United States of America or any state thereof, such Syndication Party will furnish to Agent and Borrower IRS Form 4224 or Form 1001, or such other forms, certifications, statements or documents, duly executed and completed by such Syndication Party, as evidence of such Syndication Party's exemption from the withholding of United States tax with respect thereto. Notwithstanding anything herein to the contrary, Borrower shall not be obligated to make any payments hereunder to such Syndication Party until such Syndication Party shall have furnished to Agent and Borrower the requested form, certification, statement or document.

     16.31 Further Assurances. Agent and each Syndication Party agree to take whatever steps and execute such documents may be reasonable and necessary to implement this Article 16 and to carry out fully the intent thereof.

     ARTICLE 17. MISCELLANEOUS

     17.1 Costs and Expenses. To the extent permitted by law, Borrower agrees to pay to Agent and the Syndication Parties, on demand, all out-of-pocket costs and expenses (a) incurred by Agent (including, without limitation, the reasonable fees and expenses of counsel retained by Agent, and including fees and expenses incurred for consulting, appraisal, engineering, inspection, and environmental assessment services) in connection with the preparation, negotiation, and execution of the Loan Documents and the transactions contemplated thereby, and processing Commitment Requests, Activation Requests, and Advance Requests; and (b) incurred by Agent or any Syndication Party (including, without limitation, the reasonable fees and expenses of counsel retained by Agent and the Syndication Parties) in connection with the enforcement or protection of the Syndication Parties' rights under the Loan Documents upon the occurrence of an Event of Default or upon the commencement of an action by Borrower against Agent or any Syndication Party (except that if the court makes a specific finding that Borrower has prevailed on all or substantially all of its claims in such action brought by Borrower, Borrower shall not be obligated to pay the out-of-pocket costs and expenses of Agent and the Syndication Parties in connection with such action), including without limitation collection of the Loan (regardless of whether such enforcement or collection is by court action or otherwise). Borrower shall not be obligated to pay the costs or expenses of any Person whose only interest in the Loan is as a holder of a participation interest.

     17.2 Service of Process and Consent to Jurisdiction. Borrower hereby agrees that any litigation with respect to this Term Credit Agreement or to enforce any judgment obtained against Borrower for breach of this Term Credit Agreement or under the Notes or other Loan Documents may be brought in the courts of the State of Colorado and in the United States District Court for the District of Colorado (if applicable subject matter jurisdictional requirements are present), as Agent may elect; and, by execution and delivery of this Term Credit Agreement, Borrower irrevocably submits to such jurisdiction. With respect to litigation concerning this Term Credit Agreement or under the Notes or other Loan Documents within the jurisdiction of the courts of the State of Colorado or the United States District Court for the District of Colorado, Borrower hereby irrevocably appoints, until January 15, 2011, The Corporation Company, 1675 Broadway, Denver, Colorado 80202, as the agent of Borrower to receive for and on behalf of Borrower, service of process, which service may be made by mailing a copy of any summons or other legal process to Borrower in care of such agent. Borrower agrees that Borrower shall maintain a duly appointed agent for service of summons and other legal process as long as Borrower remains obligated under this Term Credit Agreement and shall keep Agent advised in writing of the identity and location of such agent. The receipt by such agent and/or by Borrower of such summons or other legal process in any such litigation shall be deemed personal service and acceptance by Borrower for all purposes of such litigation.

     17.3 Jury Waiver. IT IS MUTUALLY AGREED BY AND BETWEEN AGENT, EACH SYNDICATION PARTY, AND BORROWER THAT THEY EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS TERM CREDIT AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS.

     17.4 Notices. All notices, requests and demands required or permitted under the terms of this Term Credit Agreement shall be in writing and (a) shall be addressed as set forth below or at such other address as either party shall designate in writing, (b) shall be deemed to have been given or made: (i) if delivered personally, immediately upon delivery, (ii) if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt, (iii) if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending, and (iv) if by United States Mail, certified mail, return receipt requested, five (5) days after mailing.

                  17.4.1 Borrower:

                  Village Farms International Finance Association
                  1811 Sardis Road North, Suite 207
                  Charlotte, NC 28270
                  FAX: (704) 849-7662
                  Attention: Chief Financial Officer

                  With a copy to:

                  Agro Power Development, Inc.
                  10 Alvin Court
                  New Brunswick, NJ 08816
                  FAX: (908) 254-1710

                  17.4.2 CoBank:

                  245 North Waco Street
                  Wichita, Kansas 67202
                  FAX: (316) 290-2006
                  Attention:  Greg E. Somerhalder

                  with a copy to:

                  FARM CREDIT BANK OF TEXAS
                  6210 Highway 290 East
                  Austin, Texas 78723
                  P.O. Box 15919
                  Austin, Texas 78761
                  FAX: (512) 465-0675
                  Attention:  _________________

     17.5 Notice to Syndication Parties and Agent. No action shall be commenced by Borrower for any claim against Agent or any Syndication Party on account of any act or failure to act by such Person unless a notice specifically setting forth the claim of Borrower shall have been given to such Person within sixty
(60) calendar days after Borrower has knowledge or should reasonably have acquired knowledge of the act or omission which Borrower alleges gave rise to such claim, and failure to give such notice shall constitute a waiver of any such claim.

     17.6 Successors and Assigns. This Term Credit Agreement shall be binding upon and inure to the benefit of Borrower, Agent, and Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Syndication Parties.

     17.7 Severability. The invalidity or unenforceability of any provision of this Term Credit Agreement or the other Loan Documents shall not affect the remaining portions of such documents or instruments; in case of such invalidity or unenforceability, such documents or instruments shall be construed as if such invalid or unenforceable provisions had not been included therein.

     17.8 Entire Agreement. This Term Credit Agreement (together with all exhibits hereto, which are incorporated herein by this reference) and the other Loan Documents represent the entire understanding of Agent, each Syndication Party, and Borrower with respect to the subject matter hereof and shall replace and supersede any previous agreements of the parties with respect to the subject matter hereof.

     17.9 Applicable Law. To the extent not governed by federal law, this Term Credit Agreement and the other Loan Documents, and the rights and obligations of the parties hereto and thereto shall be governed by and interpreted in accordance with the internal laws of the State of Colorado, without giving effect to any otherwise applicable rules concerning conflicts of law.

     17.10 Captions. The captions or headings in this Term Credit Agreement and any table of contents hereof are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Term Credit Agreement.

     17.11 Amendments. This Term Credit Agreement may not be modified or amended unless such modification or amendment is in writing and is signed by Borrower, Agent, and all Syndication Parties (and each Syndication Party hereby agrees to execute any such amendment approved pursuant to Section 16.9 hereof). Borrower agrees that it shall reimburse Agent for all fees and expenses incurred by Agent in retaining outside legal counsel in connection with any amendment or modification to this Term Credit Agreement requested by Borrower.

     17.12 Additional Costs of Maintaining Loan. Borrower shall pay to Agent from time to time such amounts as Agent may determine to be necessary to compensate any Syndication Party for any costs incurred by it which Agent determines, based on information presented to it by such Syndication Party, are attributable to such Syndication Party's making or maintaining any Advances hereunder or its obligation to make any such Advances, or any reduction in any amount receivable by such Syndication Party under this Term Credit Agreement or the Note payable to it in respect to any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Term Credit Agreement in United States federal, state, municipal, or foreign laws or regulations (including Regulation
D), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks including such Syndication Party of or under any United States federal, state, municipal, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof ("Regulatory Change"), which: (a) changes the basis of taxation of any amounts payable to such Syndication Party under this Term Credit Agreement or the Note payable to such Syndication Party in respect of any of such Advances (other than taxes imposed on the overall net income of such Syndication Party); or (b) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Syndication Party; or (c) imposes any other condition affecting this Term Credit Agreement or the Note payable to such Syndication Party (or any of such extensions of credit or liabilities). Agent will notify Borrower of any event occurring after the date of this Term Credit Agreement which will entitle such Syndication Party to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Agent shall include with such notice, a certificate from such Syndication Party setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by Agent for purposes of this Section of the effect of any Regulatory Change on the costs of such Syndication Party of making or maintaining Advances or on amounts receivable by such Syndication Party in respect of Advances, and of the additional amounts required to compensate such Syndication Party in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis.

     17.13 Capital Requirements. In the event that the introduction of or any change in (a) any law or regulation, or (b) the judicial, administrative, or other governmental interpretation of any law or regulation, or (c) compliance by any Syndication Party or any corporation controlling any such Syndication Party with any guideline or request from any governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by such Syndication Party or any corporation controlling such Syndication Party, and such Syndication Party certifies that such increase is based in any part upon such Syndication Party's obligations hereunder, and other similar obligations, Borrower shall pay to such Syndication Party such additional amount as shall be certified by such
Syndication Party to Agent and to Borrower to be the net present value (discounted at the Variable Rate) of (a) the amount by which such increase in capital reduces the rate of return on capital which such Syndication Party could have achieved over the period remaining until the Maturity Date but for such introduction or change, (b) multiplied by such Syndication Party's Syndication Share of the Aggregate Commitment. Agent will notify Borrower of any event occurring after the date of this Term Credit Agreement that will entitle any such Syndication Party to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and of such Syndication Party's determination to request such compensation. Agent shall include with such notice, a certificate from such Syndication Party setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by any Syndication Party for purposes of this Section of the effect of any increase in the amount of capital required to be maintained by any such Syndication Party and of the amount of compensation owed to any such Syndication Party under this Section shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis.

     17.14 Replacement Notes. Upon receipt by Borrower of evidence satisfactory to it of: (a) the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of the agreement of the Syndication Party to which the Note was payable to indemnify Borrower, and upon surrender and cancellation of such Note, if mutilated; or (b) the assignment of any Syndication Interest and Note relating thereto, or any portion thereof, pursuant to this Term Credit Agreement, then Borrower will pay any unpaid principal and interest (and Funding Losses, if applicable) then or previously due and payable on such Note and will deliver in lieu of such Note a new Note or, in the case of an assignment of a portion of a Syndication Interest new Notes, for any remaining balance.

     1715 Patronage Payments. Borrower acknowledges and agrees that any patronage, or similar, payments to which Borrower is entitled on account its ownership of CoBank Equity Interests will not be based on any portion of its Syndication Share in which CoBank has at any time granted a participation interest.

     17.16 Mutual Release. Upon full indefeasible payment and satisfaction of the Bank Debt and Notes and the other obligations contained in this Term Credit Agreement, the parties, including Borrower, Agent, and each Syndication Party shall, except as provided in Article 14 hereof, thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability, or obligation in connection with the Bank Debt.

     17.17 Liberal Construction. This Term Credit Agreement constitutes a fully negotiated agreement between commercially sophisticated parties, each assisted by legal counsel, and shall not be construed and interpreted for or against any party hereto.

     IN WITNESS WHEREOF, the parties have executed this Term Credit Agreement as of the date first above written.

                                        BORROWER:

                                        VILLAGE FARMS INTERNATIONAL
                                        FINANCE   ASSOCIATION,    a
                                        cooperative     corporation
                                        formed  under  the  laws of
                                        the State of Delaware

                                        By:_____________________________________
                                        Name: J. Kevin Cobb
                                        Its: Vice President


                                        COBANK:

                                        COBANK, ACB



                                        By:_____________________________________
                                        Name: Greg E. Somerhalder
                                        Title: Vice President

                                TABLE OF CONTENTS

ARTICLE 1.  DEFINED TERMS......................................................1

     1.1 Activation ...........................................................1

     1.2 Activation Commitment ................................................1

     1.3 Activation Request ...................................................1

     1.4 Additional Costs .....................................................1

     1.5 Administrative Agent Fee .............................................1

     1.6 Advance ..............................................................1

     1.7 Advance Date .........................................................1

     1.8 Advance Payment ......................................................1

     1.9 Advance Request ......................................................1

     1.10 Aggregate Commitment ................................................1

     1.11 APD .................................................................1

     1.12 Authorized Officer ..................................................2

     1.13 Availability Period .................................................2

     1.14 Bank Debt ...........................................................2

     1.15 Base Rate ...........................................................2

     1.16 Base Rate Factor ....................................................2

     1.17 Base Rate Loans .....................................................2

     1.18 Base Rate Margin ....................................................2

     1.19 Base Rate Numerator .................................................2

     1.20 BDGCFR ..............................................................2

     1.21 Borrower Benefit Plan ...............................................2

     1.22 Borrower Debt .......................................................2



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     1.23 Borrower Pension Plan ...............................................2

     1.24 Business Day ........................................................2

     1.25 Calculation Date ....................................................3

     1.26 Cash Flow ...........................................................3

     1.27 Change in Law .......................................................3

     1.28 Closing Date ........................................................3

     1.29 CoBank Equity Interests .............................................3

     1.30 Code ................................................................3

     1.31 Collateral ..........................................................3

     1.32 Commitment Request ..................................................3

     1.33 Compliance Certificate ..............................................3

     1.34 Construction Facility ...............................................3

     1.35 Construction Lenders ................................................3

     1.36 Construction Loan Payout ............................................3

     1.37 Construction Loan Purchase ..........................................3

     1.38 Contributing Syndication Parties ....................................4

     1.39 Credit Agreement (Construction Loan Funding) ........................4

     1.40 Credit Agreement (Line of Credit Facility) ..........................4

     1.41 Default Interest Rate ...............................................4

     1.42 Delinquency Interest ................................................4

     1.43 Delinquent Amount ...................................................4

     1.44 Delinquent Syndication Party ........................................4

     1.45 DSCR ................................................................4

     1.46 DSCR Report .........................................................4

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     1.47 DSCR Report Deadline ................................................4

     1.48 Environmental Laws ..................................................4

     1.49 Environmental Regulations ...........................................4

     1.50 Equity ..............................................................5

     1.51 Equity Margin .......................................................5

     1.52 Equity Margin Report ................................................5

     1.53 Equity Margin Report Deadline .......................................5

     1.54 Equity to NFI .......................................................5

     1.55 ERISA ...............................................................5

     1.56 Event of Default ....................................................5

     1.57 Fair Market Value ...................................................5

     1.58 Fixed Rate Loan .....................................................5

     1.59 Fixed Rate Period ...................................................5

     1.60 Fixed Rate Request ..................................................5

     1.61 Funding Losses ......................................................5

     1.62 GAAP ................................................................5

     1.63 Greenhouse Facility .................................................5

     1.64 Guarantor ...........................................................6

     1.65 Guarantor Cash Flow .................................................6

     1.66 Guarantor Collateral ................................................6

     1.67 Guarantor Security Documents ........................................6

     1.68 Guaranty ............................................................6

     1.69 Hazardous Substances ................................................6

     1.70 Indemnified Agency Parties ..........................................6

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     1.71 Indemnified Parties .................................................6

     1.72 Intercreditor Agreement .............................................6

     1.73 Leasehold Assignment & Consent ......................................6

     1.74 LIBO Rate ...........................................................6

     1.75 LIBO/Quoted Rate Factor .............................................7

     1.76 LIBO/Quoted Rate Margin .............................................7

     1.77 LIBO Rate Numerator .................................................7

     1.78 Licensing Laws ......................................................7

     1.79 Line of Credit Facility .............................................7

     1.80 Loan ................................................................7

     1.81 Loan Advance Amount .................................................7

     1.82 Loan Documents ......................................................7

     1.83 Loan Proceeds .......................................................7

     1.84 Majority Lenders ....................................................7

     1.85 Material Adverse Effect .............................................7

     1.86 Material Agreements .................................................7

     1.87 Maturity Date .......................................................7

     1.88 Maximum Syndication Amount ..........................................7

     1.89 Net Fixed Investments ...............................................8

     1.90 Note or Notes .......................................................8

     1.91 Notice of Loan Advance ..............................................8

     1.92 Organization Documents ..............................................8

     1.93 Payment Account .....................................................8

     1.94 Payment Distribution ................................................8

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     1.95 Permitted Encumbrance ...............................................8

     1.96 Person ..............................................................8

     1.97 Potential Default ...................................................8

     1.98 Preliminary Commitment ..............................................8

     1.99 Quarter .............................................................8

     1.100 Quoted Rate ........................................................8

     1.101 Quoted Rate Index ..................................................8

     1.102 Quoted Rate Loan ...................................................8

     1.103 Quoted Rate Period .................................................9

     1.104 Quoted Rate Request ................................................9

     1.105 Request for Preliminary Term Loan Commitment .......................9

     1.106 Request for Term Loan Activation ...................................9

     1.107 Request for Underlying Term Loan Activation ........................9

     1.108 Required License ...................................................9

     1.109 Regular Payments ...................................................9

     1.110 Regulatory Change ..................................................9

     1.111 Security Documents .................................................9

     1.112 Successor Agent ....................................................9

     1.113 Super Majority .....................................................9

     1.114 Syndication Interest ...............................................9

     1.115 Syndication Parties ................................................9

     1.116 Syndication Party Advance Date ....................................10

     1.117 Syndication Share .................................................10

     1.118 Title Commitments .................................................10

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     1.119 Title Insurers ....................................................10

     1.120 Title Policies ....................................................10

     1.121 Transfer ..........................................................10

     1.122 12-Month DSCR .....................................................10

     1.123 Underlying Borrowers ..............................................10

     1.124 Underlying Construction Lenders ...................................10

     1.125 Underlying Construction Loan ......................................10

     1.126 Underlying Construction Loan Borrowers ............................10

     1.127 Underlying Construction Loan Documents ............................10

     1.128 Underlying Construction Note ......................................11

     1.129 Underlying Liens ..................................................11

     1.130 Underlying Term Loan ..............................................11

     1.131 Underlying Term Loan Borrowers ....................................11

     1.132 Underlying Term Loan Documents ....................................11

     1.133 Village Farms .....................................................11

     1.134 Village Farms Advance Request .....................................11

     1.135 Village Farms Lenders .............................................11

     1.136 Village Farms Term Loan ...........................................11

     1.137 Village Farms Term Loan Documents .................................11

     1.138 Wire Instructions .................................................11

ARTICLE 2.  LOAN AMOUNT.......................................................11

     2.1 Loan ................................................................11

ARTICLE 3.  PURPOSES..........................................................12

     3.1 Purpose .............................................................12

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ARTICLE 4.  AVAILABILITY......................................................12

     4.1 Availability ........................................................12

ARTICLE 5.  INTEREST AND FEES.................................................12

     5.1 Interest Calculation ................................................12

         5.1.1 Base Rate Option ..............................................12

         5.1.2 Fixed Rate Option .............................................12

         5.1.3 Quoted Rate Option ............................................13

         5.1.4 Equity Margin .................................................13

         5.1.5 LIBO/Quoted Rate Margin .......................................14

         5.1.6 Base Rate Margin ..............................................14

         5.1.7 LIBO/Quoted Rate Factor; Base Rate Factor .....................14

         5.1.8 Default Interest Rate .........................................15

     5.2 Additional Provisions for Fixed Rate Loans ..........................15

         5.2.1 Inapplicability or Unavailability of LIBO Rate ................15

         5.2.2 Change in Law; Fixed Rate Loan Unlawful .......................16

         5.2.3 Increased Costs ...............................................16

     5.3 Fees ................................................................17

         5.3.1 Facility Fee ..................................................17

         5.3.2 Administrative Agent Fee ......................................17

     5.4 Interest Rate Protection ............................................17

ARTICLE 6.  NOTES; PAYMENTS...................................................18

     6.1 Promissory Notes ....................................................18

     6.2 Principal Payments ..................................................18

     6.3 Interest Payments ...................................................18

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     6.4 Application of Regular Payments .....................................18

     6.5 Manner of Payment ...................................................19

ARTICLE 7.  PREPAYMENTS.......................................................19

     7.1 Voluntary Prepayments ...............................................19

         7.1.1 Voluntary Prepayment of Base Rate Loan ........................19

         7.1.2 Voluntary Prepayment of Fixed Rate Loans and Quoted Rate Loans 19

         7.1.3 Funding Losses ................................................19

     7.2 Minimum Prepayment Amount ...........................................20

     7.3 Application of Prepayments ..........................................20

ARTICLE 8.  COBANK EQUITY.....................................................20

ARTICLE 9.  SECURITY..........................................................21

     9.1 Borrower's Assets ...................................................21

     9.2 Guaranty ............................................................21

ARTICLE 10.  REPRESENTATIONS AND WARRANTIES...................................21

     10.1 Organization, Good Standing, Etc ...................................21

     10.2 Corporate Authority, Due Authorization; Consents ...................22

     10.3 Title to Property ..................................................22

     10.4 Litigation .........................................................22

     10.5 No Violations ......................................................22

     10.6 Binding Agreement ..................................................22

     10.7 Compliance with Laws ...............................................23

     10.8 Principal Place of Business ........................................23

     10.9 Underlying Term Loans; Underlying Term Loan Documents ..............23

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     10.10 Payment of Taxes ..................................................23

     10.11 Licenses and Approvals ............................................23

     10.12 Employee Benefit Plans ............................................24

     10.13 Equity Investments ................................................24

     10.14 Real Property .....................................................24

     10.15 Personal Property .................................................24

     10.16 Borrower Membership ...............................................24

     10.17 Environmental Compliance ..........................................25

     10.18 Fiscal Year .......................................................25

     10.19 Material Agreements ...............................................25

     10.20 Regulations G, U and X ............................................25

     10.22 Disclosure ........................................................25

ARTICLE 11.  CONDITIONS TO ADVANCES...........................................25

     11.1 Conditions to Closing ..............................................25

          11.1.1 Loan Documents ..............................................25

          11.1.2 Searches; UCC Filings; Recordings; Title Insurance ..........25

          11.1.3 Approvals ...................................................26

          11.1.4 Organizational Documents ....................................26

          11.1.5 Evidence of Corporate Action ................................26

          11.1.6 Legal Opinion for Borrower and Guarantor ....................26

          11.1.7 Evidence of Insurance .......................................27

          11.1.8 Phase I Environmental Studies ...............................27

          11.1.9 Survey ......................................................27

          11.1.10 Material Agreements ........................................27

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          11.1.11 Appointment of The Corporation Company .....................27

          11.1.12 No Material Change .........................................27

          11.1.13 Fees and Expenses ..........................................27

          11.1.14 Application; CoBank Equity Interest Purchase Obligation ....27

          11.1.15 Further Assurances .........................................28

     11.2 Conditions to Issuance of Preliminary Commitment ...................28

          11.2.1 Preliminary Commitment Request ..............................28

          11.2.2 No Material Change ..........................................28

          11.2.3 Default .....................................................28

          11.2.4 Representations and Warranties ..............................28

          11.2.5 Fees and Expenses ...........................................29

     11.2 Conditions to Issuance of Activation Commitment ....................29

          11.3.1 Activation Request ..........................................29

          11.6.2 Approval by Super Majority ..................................29

          11.3.2 No Material Change ..........................................30

          11.3.4 Default .....................................................30

          11.3.5 Representations and Warranties ..............................30

          11.3.6 Fees and Expenses ...........................................30

     11.4 Conditions to Advance ..............................................30

          11.4.1 Advance Request .............................................30

          11.4.2 Underlying Term Loan Documents; Possession of Documents .....30

          11.4.3 Default .....................................................33

          11.4.4 Representations and Warranties ..............................33

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     11.5 Conditions to Funding Purchase of Village Farms Term Loan ..........33

          11.5.1 Advance Request .............................................33

          11.5.2 Village Farms Term Loan Documents; Possession of Documents ..33

          11.5.3 Default .....................................................34

          11.5.4 Representations and Warranties ..............................34

     11.6 Additional Disbursement Conditions .................................34

          11.6.1 Aggregate Commitment Amount .................................34

          11.6.3 Disbursement Period .........................................34

          11.6.4 Illegality of Loan ..........................................34

ARTICLE 12.  AFFIRMATIVE COVENANTS............................................34

     12.1 Books and Records ..................................................35

     12.2 Reports and Notices ................................................35

          12.2.1 Annual Financial Statements .................................35

          12.2.2 Quarterly Financial Statements ..............................35

          12.2.3 Notice of Default ...........................................35

          12.2.4 Notice of Certain Changes ...................................35

          12.2.5 Notice of Litigation ........................................35

          12.2.6 Notice of Material Adverse Effect ...........................36

          12.2.7 Notice of Environmental Litigation ..........................36

          12.2.8 Regulatory and Other Notices ................................36

          12.2.9 Adverse Action Regarding Required Licenses ..................36

          12.2.10 Default of Underlying Term Loan ............................36

          12.2.11 Annual Attorney's Opinion Regarding Collateral .............36

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          12.2.12 Additional Information .....................................37

     12.3 Eligibility Certificate ............................................37

     12.4 Maintenance of Existence and Qualification .........................37

     12.5 Compliance with Legal Requirements and Agreements ..................37

     12.6 Compliance with Environmental Laws .................................37

     12.7 Taxes ..............................................................37

     12.8 Insurance ..........................................................37

     12.9 Title to Assets and Maintenance ....................................38

     12.10 Payment of Liabilities ............................................39

     12.11 Further Assurances; Real Property Security Interests ..............39

     12.12 Inspection ........................................................39

     12.13 Required Licenses; Permits; Etc ...................................39

     12.14 ERISA .............................................................40

     12.15 Operations and Members ............................................40

ARTICLE 13.  NEGATIVE COVENANTS...............................................40

     13.1 Borrowing ..........................................................40

     13.2 No Other Businesses ................................................41

     13.3 Liens ..............................................................41

     13.4 Sale of Assets .....................................................42

     13.5 Liabilities of Others ..............................................42

     13.6 Payments on Indebtedness ...........................................42

     13.7 Merger; Acquisitions; Etc ..........................................42

     13.8 Loans, Advances and Investments ....................................42

     13.9 Transactions With Related Parties ..................................43

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     13.10 ERISA .............................................................43

     13.11 Payment of Dividends ..............................................43

     13.12 Change in Fiscal Year .............................................44

     13.13 Extensions of Credit ..............................................44

     13.14 Amendment/Waiver of Provisions of Underlying Term Loan Documents ..44

ARTICLE 14.  INDEMNIFICATION..................................................44

     14.1 General; Stamp Taxes; Intangibles Tax ..............................44

     14.2 Indemnification Relating to Hazardous Substances ...................45

ARTICLE 15.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES...........................46

     15.1 Events of Default ..................................................46

     15.2 No Advances ........................................................48

     15.3 Rights and Remedies ................................................48

     15.4 Limitation on Rights and Remedies ..................................48

ARTICLE 16.  AGENCY AGREEMENT.................................................48

     16.1 Funding of Syndication Interest ....................................48

     16.2 Syndication Parties' Obligations to Remit Funds ....................49

     16.3 Notice and Timing of Each Advance Payment ..........................49

     16.4 Syndication Party's Failure to Remit Funds .........................49

     16.5 Agency Appointment .................................................50

     16.6 Power and Authority of Agent .......................................50

          16.6.1 Advice ......................................................50

          16.6.2 Documents ...................................................50

          16.6.3 Proceedings .................................................50

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          16.6.4 Retain Professionals ........................................50

          16.6.5 Incidental Powers ...........................................51

     16.7 Duties of Agent ....................................................51

          16.7.1 Possession of Documents .....................................51

          16.7.2 Distribute Payments .........................................51

          16.7.3 Collections .................................................51

     16.8 Agent's Resignation or Removal .....................................51

     16.9 Consent Required for Certain Actions ...............................51

          16.9.1 Unanimous ...................................................52

          16.9.2 Majority Lenders ............................................52

     16.10 Distribution of Principal and Interest ............................52

     16.11 Distribution of Certain Fees and Amounts ..........................53

           16.11.1 Commitment Fee ............................................53

           16.11.2 Funding Losses ............................................53

     16.12 Possession of Loan Documents ......................................53

     16.13 Collateral Application ............................................53

     16.14 Amounts Required to be Returned ...................................53

     16.15 Reports and Information to Syndication Parties ....................54

     16.16 Standard of Care ..................................................54

     16.17 No Trust Relationship .............................................54

     16.18 Sharing of Costs and Expenses .....................................55

     16.19 Syndication Parties' Indemnification of Agent .....................55

     16.20 Books and Records .................................................56

     16.21 Administrative Agent Fee ..........................................56

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     16.22 Representations and Warranties of All Parties .....................56

     16.23 Representations and Warranties of CoBank ..........................56

     16.24 Syndication Parties' Independent Credit Analysis ..................57

     16.25 No Joint Venture or Partnership ...................................57

     16.26 Purchase for Own Account/Restrictions on Transfer .................57

     16.27 Certain Participants' Voting Rights ...............................58

     16.28 Method of Making Payments .........................................58

     16.29 Events of Syndication Default/Remedies ............................58

           16.29.1 Syndication Party Default .................................58

           16.29.2 Remedies ..................................................59

     16.30 Withholding Taxes .................................................59

     16.31 Further Assurances ................................................59

ARTICLE 17.  MISCELLANEOUS....................................................59

     17.1 Costs and Expenses .................................................59

     17.2 Service of Process and Consent to Jurisdiction .....................60

     17.3 Jury Waiver ........................................................60

     17.4 Notices ............................................................60

          17.4.1 Borrower ....................................................61

          17.4.2 CoBank ......................................................61

     17.5 Notice to Syndication Parties and Agent ............................61

     17.6 Successors and Assigns .............................................62

     17.7 Severability .......................................................62

     17.8 Entire Agreement ...................................................62

     17.9 Applicable Law .....................................................62

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     17.10 Captions ..........................................................62

     17.11 Amendments ........................................................62

     17.12 Additional Costs of Maintaining Loan ..............................62

     17.13 Capital Requirements ..............................................63

     17.14 Replacement Notes .................................................64

     17.15 Patronage Payments ................................................64

     17.16 Mutual Release ....................................................64

     17.17 Liberal Construction ..............................................64



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                             EXHIBITS AND SCHEDULES

Exhibit 1.33               Compliance Certificate

Exhibit 6.1                Promissory Note Form

Exhibit 10.3               Permitted Encumbrances

Exhibit 10.4               Litigation

Exhibit 10.8               Borrower's Business Location(s)

Exhibit 10.11              Required Licenses and Consents

Exhibit 10.12              Borrower Benefit Plans

Exhibit 10.14              Interests in Real Property

Exhibit 10.19              Material Agreements

Exhibit 11.2.1             Commitment Request Form

Exhibit 11.3.1             Activation Request Form

Exhibit 11.4.1             Advance Request Form

Exhibit 13.1               Existing Indebtedness

Exhibit 16.3               Notice of Loan Advance

Exhibit 16.26              Syndication Acquisition Agreement

Exhibit 16.28              Wire Instructions


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